                                                               EXECUTION VERSION

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                            STOCK PURCHASE AGREEMENT

                                      among

                            GREENVILLE TUBE COMPANY,

                            THE SELLERS NAMED HEREIN,

                                RATHGIBSON, INC.,

                                       and

                         THE REPRESENTATIVE NAMED HEREIN

                                 August 15, 2006

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                                       ii

                                       iii

                                    EXHIBITS

Exhibit A   Accounting Practices of the Company
Exhibit B   Model Draft Statement, Closing Costs and Net Proceeds Calculation
Exhibit C   Form of Adjusted EBITDA Certificate
Exhibit D   Form of Opinion of Counsel to the Company
Exhibit E   Company Business Plan
Exhibit F   Adjusted EBITDA

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                                    SCHEDULES

Schedule                      Section Reference
---------------------------   ---------------------------------
Equityholders                 (Sections 1.01, 3.04, 3.05, 4.04)
Indebtedness                  (Sections 1.02, 2.01, 4.26)
Governmental Consents         (Sections 2.01, 2.02, 4.13)
Equityholders Authorization   (Section 3.03)
Equityholders Litigation      (Section 3.05)
Company                       (Section 4.01)
Company Authorization         (Section 4.03)
Capitalization                (Section 4.04)
Accounting                    (Sections 4.05. 4.17)
Developments                  (Section 4.06)
Leased Real Property          (Section 4.07)
Taxes                         (Section 4.08)
Material Contracts            (Section 4.09)
Intellectual Property         (Section 4.10)
Litigation                    (Section 4.11)
Employee Benefits             (Section 4.14)
Environmental Compliance      (Section 4.16)
Employee                      (Section 4.18)
Suppliers and Customers       (Section 4.19)
Related Persons               (Section 4.21)
Product Warranty              (Section 4.22)
Insurance                     (Section 4.24)
Indebtedness                  (Section 4.25)
Capital Budget Schedule       (Section 4.27)
Closing Costs                 (Article XI)

                                        v

                            STOCK PURCHASE AGREEMENT

          THIS AGREEMENT ("Agreement") is made as of August 15, 2006, by and among RathGibson, Inc. a Delaware corporation (the "Buyer"), Greenville Tube
Company, a Delaware corporation (the "Company"), and the Persons listed as
"Sellers" on the signatures pages attached hereto (collectively referred to herein as the "Sellers" and individually as a "Seller"). Unless otherwise provided, capitalized terms used herein are defined in Article XI below.

          The Persons listed on the Equityholders Schedule attached hereto
(collectively, referred to herein as the "Equityholders" and individually, as an
"Equityholder") own (i) all of the issued and outstanding capital stock of the
Company, which consists of 2,500 shares of Series A Voting common stock, par value $0.01 per share (the "Series A Common Stock"), 101,500 shares of Series B
Non-Voting common stock, par value $0.01 per share (the "Series B Common Stock"
and, together with the Series A Common Stock, the "Common Stock"), and 2,100
shares of Series A Redeemable Preferred Stock, par value $0.01 per share (the
"Preferred Stock" and, collectively with the Common Stock, the "Shares") and
(ii) outstanding warrants issued by the Company that represent the right to acquire, in the aggregate, an additional 396,000 shares of Series A Common Stock
(the "Warrants").

          Subject to the terms and conditions set forth herein, the Buyer desires to acquire from the Sellers all of the Shares and the Sellers desire to sell to the Buyer all of such Shares owned by the Sellers as of the Closing
Date. In addition, subject to the terms and conditions set forth herein, the
Equityholders shall sell to Buyer and Buyer shall purchase all issued and outstanding Warrants on the Closing Date.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                        1

                                    ARTICLE I

                                PURCHASE AND SALE

          1.01 Purchase and Sale of Equity Interests.

          (a) Closing Transactions. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, (i) the Sellers shall sell, assign, transfer and convey to the Buyer, and the Buyer shall purchase and acquire from the Sellers, all of the Sellers' rights, title and interest in and to the Shares, free and clear of all Liens and transfer restrictions (other than restrictions under applicable federal and state securities laws) and (ii) the
Equityholders shall deliver their Warrants to Buyer, against payment by the
Buyer of the Initial Purchase Price for the Shares and Warrants as determined pursuant to Section 1.01(b) and Section 1.01(d) below. The parties agree that the Closing shall be deemed to have occurred at 5 pm EST on the Closing Date.

          (b) Initial Purchase Price. The "Initial Purchase Price" shall be an amount equal to (i) $35,000,000, minus (ii) the Estimated Closing Date
Indebtedness, plus (iii) Estimated Closing Date Cash, minus (iv) the Closing
Costs paid by Buyer pursuant to Section 1.02(b)(ii). The Initial Purchase Price shall be subject to adjustment as set forth in Section 1.01(d) below, and as so adjusted shall be the "Final Purchase Price".

          (c) Allocation of the Initial Purchase Price. At the Closing, the
Initial Purchase Price shall be allocated and distributed by the Representative among the Equityholders with respect to their Shares and with respect to their
Warrants pursuant to Section 1.02(b).

          (d) Post-Closing Determination. The Final Purchase Price shall be an amount (as finally determined pursuant to this Section 1.01(d)) equal to the
Initial Purchase Price, plus the sum of (i) the amount equal to the Final
Closing Date Cash minus the Estimated Closing Date Cash and (ii) the amount equal to the Estimated Closing Date Indebtedness minus the Final Closing Date
Indebtedness.

               (i) Following the Closing Date, the Buyer will conduct a review of the Closing Date Cash and Closing Date Indebtedness, and within 30 days after the Closing Date, the Buyer will prepare and deliver to the Representative a statement setting forth a computation

                                        2

of the Closing Date Cash and Closing Date Indebtedness prepared in accordance with GAAP and the accounting practices used by the Company and its independent accountants in preparing the Audited Financial Statements (but solely to the extent such practices are in accordance with GAAP) that are set forth on Exhibit
A hereto but without giving effect to the transactions contemplated hereby
(except as otherwise required by the terms of any such Indebtedness) and the financing thereof (the "Draft Statement"). Exhibit B, which is based upon the
Company's balance sheet at June 30, 2006, sets forth guidance for the format of the Draft Statement and for the calculation of the Closing Date Cash and Closing
Date Indebtedness; provided, that to the extent there is an error in Exhibit B
(whether numeric, due to a failure to comply with GAAP or otherwise) the Buyer shall not be bound in any manner to follow such error in connection with its preparation of the Draft Statement. The Buyer will make available to the
Representative all records and work papers used in preparing the Draft Statement
(subject to the Representative executing a customary access letter with respect to the work product of the Buyer's or the Company's independent accountant).

               (ii) If the Representative approves in writing the Buyer's determination of the Closing Date Cash and Closing Date Indebtedness set forth on the Draft Statement or if the Representative fails to deliver an Objection
Notice as provided below, then the Buyer's determinations shall be conclusive and binding on all parties to this Agreement. If the Representative disagrees with the computation of the Closing Date Cash and/or the Closing Date
Indebtedness as reflected on the Draft Statement, the Representative may, within
25 days after receipt of the Draft Statement, deliver a written notice (an
"Objection Notice") to the Buyer setting forth the Representative's calculation of such item(s) and the basis, with reasonable specificity, for the differences identified by the Representative. The Representative and the Buyer shall use reasonable efforts to resolve any disagreements as to the computation of the disputed item(s), but if the parties do not obtain a final resolution within 30 days after the Representative has delivered the Objection Notice, the
Representative and the Buyer will jointly retain Grant Thornton LLP or another independent certified public accounting firm acceptable to the Buyer and
Representative (the "Firm") to resolve any remaining disagreements. The Buyer and the Representative will direct the Firm to render a determination within 30 days of its retention, and the Buyer, the Representative and their respective employees or agents will cooperate with, and provide reasonable access to all relevant records and work papers to, the

                                        3

Firm during its engagement. The Firm will consider only those items and amounts in the Draft Statement set forth in the Objection Notice which the Buyer and the
Representative are unable to resolve. The Buyer and the Representative shall each submit a binder to the Firm promptly (and in any event within 15 days after the Firm's engagement), which binder shall contain such party's computation of the disputed item(s) and information, arguments and support for such party's position. The Firm shall review such binders and base its determination solely on such materials in accordance with GAAP and the applicable accounting practices used by the Company and its independent accountants in preparing the
Audited Financial Statements (but solely to the extent such practices are in accordance with GAAP) that are set forth on Exhibit A hereto, and the definitions and other terms and conditions set forth herein. In resolving any disputed item, the Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The determination of the Firm will be conclusive and binding upon the Buyer, the Company, the Representative and the Equityholders. For purposes hereof, the "Closing Statement" shall mean the
Draft Statement together with any revisions made thereto pursuant to this
Section 1.01(d)(ii).

               (iii) The cost of the resolution of the disputed items by the
Firm shall be borne 50% by the Equityholders who shall pay their pro rata portion of such amount to the Representative for payment to the Firm), on the one hand, and 50% by the Buyer, on the other hand.

          (e) Post-Closing Adjustment. If Final Purchase Price is greater than the Initial Purchase Price, the Buyer will, within seven (7) Business Days after the determination thereof, pay to the Representative (on behalf of the holders of the Equity holders) an amount equal to (i) the Final Purchase Price minus the
Initial Purchase Price, plus (ii) if such payment is not made by the end of the seventh Business Day, simple interest on such amount at a rate equal to five percent (5%) from the Closing Date through the date of full payment calculated on a 365-day basis. The Representative shall distribute such funds to the
Equityholders in accordance with their proportional interest in the aggregate amount of the Initial Purchase Price allocable in respect of such Common Stock and Warrants pursuant to Section 1.02 hereof. If the Initial Purchase Price is greater than the Final Purchase Price, the Representative (on behalf of, and from funds provided by the Equityholders), will, within seven (7) Business Days after the

                                        4

determination thereof, pay to the Buyer an amount equal to (i) the Initial
Purchase Price minus the Final Purchase Price, plus (ii) simple interest on such amount at a rate equal to five percent (5%) from the Closing Date through the date of full payment calculated on a 365-day basis, provided, that the
Representative shall not have any personal liability of the payment of such amounts. Any payment required to be made by the Equityholders pursuant to this
Section 1.01(e) shall be made on a basis consistent with the applicable
Equityholder's proportional interest in the aggregate amount of the Initial
Purchase Price allocable in respect of Common Stock and Warrants pursuant to
Section 1.02 hereof. Payment of any such amounts owing pursuant to this Section
1.01(e) shall be by wire transfer of immediately available funds to the account specified by the payee.

          (f) Treatment of Warrants. At the Closing, each holder of a Warrant shall sell all such Warrants, whether or not then exercisable, to Buyer in exchange for a cash payment from Buyer as provided in Section 1.02.

          (g) For the purposes of preparing the Draft Statement and Closing
Statement and calculating the Estimated Closing Date Indebtedness and the Final
Closing Date Indebtedness, the parties intend to use as a model Exhibit B hereto, which the Company represents and warrants to the Buyer sets forth (i) a true and complete presentation of a Draft Statement and (ii) a good faith estimate of the Closing Costs, in each case, prepared by the Company assuming
Closing had occurred on June 30, 2006. Exhibit B also sets forth the calculation of the net proceeds available for distribution to the Equityholders if the
Closing were to have occurred on June 30, 2006, and such calculation shall be the model for determining the net proceeds at Closing.

          1.02 The Closing.

          (a) The closing of the transactions contemplated by this Agreement
(the "Closing") shall take place at the offices of Schulte Roth & Zabel LLP, 919
Third Avenue, New York, New York 10022, at 10:00 A.M. on the date of this
Agreement or on such other date as is mutually agreeable to the Buyer and the
Representative. The date and time of the Closing are herein referred to as the
"Closing Date."

                                        5

          (b) Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following "Closing Transactions" at the
Closing:

               (i) the Representative (on behalf of the Equityholders) shall deliver to the Buyer certificates representing the Shares and Warrants duly endorsed for transfer;

               (ii) the Buyer (on behalf of the Company and the Equityholders)
shall pay the Closing Costs by wire transfer of immediately available funds to the account(s) designated by the Company prior to the Closing Date;

               (iii) the Buyer shall repay (on behalf of the Company) all amounts necessary to discharge fully the Closing Date Indebtedness identified with an asterisk ("*") on the Indebtedness Schedule (including all principal, accrued interest, prepayment penalties and related fees and expenses) by wire transfer of immediately available funds to the accounts designated by the
Company prior to the Closing Date, and the Company shall deliver to the Buyer all appropriate payoff letters, which shall include customary provisions regarding the releases of all Liens related to such Indebtedness, and shall make arrangements reasonably satisfactory to the Buyer for the holders of such
Indebtedness to deliver Lien releases and cancelled notes, as appropriate at the
Closing; provided, that for purposes of this Section 1.02(b)(iii), the Buyer shall be entitled to rely on the Company's calculation of Estimated Closing Date
Indebtedness;

               (iv) the Buyer shall deliver to the Representative (on behalf of the Equityholders) the amount of the Initial Purchase Price by wire transfer of immediately available funds to the account designated by the Representative prior to the Closing Date;

               (v) from the cash proceeds of the Initial Purchase Price:

                    x.   the Representative shall deliver to each holder of
                         Preferred Stock an amount equal to the product of (1)
                         the number of shares of Preferred Stock held by such
                         Person immediately prior to the Closing, multiplied by
                         (2) $1,000 by wire transfer of immediately available
                         funds to the accounts designated by each such holder
                         prior to the Closing Date;

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                    y.   the Representative shall deliver to each holder of
                         Warrants an amount equal to the product of (1) the
                         number of shares of Common Stock for which such Warrant
                         is exercisable immediately prior to the Closing,
                         multiplied by (2) the excess (if any) of the Per Common
                         Share Initial Purchase Price over the applicable per
                         share exercise price for such Warrant by wire transfer
                         of immediately available funds to the accounts
                         designated by each holder of Warrants prior to the
                         Closing Date;

                    z.   the Representative shall deliver to each holder of
                         Common Stock an amount equal to the product of (1) the
                         number of shares of Common Stock held by such Person
                         immediately prior to the Closing, multiplied by (2) the
                         Per Common Share Initial Purchase Price by wire
                         transfer of immediately available funds to the accounts
                         designated by each such holder prior to the Closing
                         Date; and

                         provided that the Representative shall retain and not
                         deliver to the Equityholders at Closing under Section
                         1.02(b)(v)(x) through (z) the amount each Equityholder
                         and the Representatives have agreed in the Agency and
                         Contribution Agreement of even date herewith among all
                         of the Equityholders and the Representatives; and

               (vi) the Buyer, the Company and the Representative (on behalf of the Equityholders) shall make such other deliveries as are required by and in accordance with Article II hereof.

                                        7

                                   ARTICLE II

                              DELIVERIES AT CLOSING

          2.01 Buyer's Deliveries. In addition to its deliveries under Section
1.02(b), at the Closing, Buyer shall deliver each of the following to the
Representative:

          (a) all amounts required to be paid to the Representative under
Section 1.02(b);

          (b) a certificate signed by a duly authorized officer of Buyer to the effect that no judgment, decree or order of any court or government body of competent jurisdiction shall have been issued against Buyer or any of its
Affiliates that would, and no action or proceeding before any court or government body of competent jurisdiction shall be pending involving Buyer or any of its Affiliates in which an unfavorable judgment, decree or order would, in each case, prevent or restrict the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

          (c) a certificate of good standing of the Buyer in Delaware; and

          (d) evidence that the Buyer has all obtained or made all governmental filings, consents, registrations, authorizations and approvals required to be obtained or made by Buyer or any of its Affiliates prior to the Closing that are set forth on the Governmental Consents Schedule attached hereto; and

          (e) certified copies of the certificate of incorporation and bylaws of the Buyer and resolutions of the Buyer's board of directors approving this
Agreement and the transactions contemplated hereby.

          2.02 Deliveries of Sellers and the Company. At the Closing (except in the case of the Adjusted EBITDA Certificate, which has been delivered to the
Buyer prior to the date of this Agreement), Sellers and the Company shall deliver the following to Buyer:

          (a) a certificate signed by the Representative and the Company's chief executive officer to the effect that no judgment, decree or order of any court or government body

                                        8

of competent jurisdiction shall have been issued applicable to the Sellers or the Company, as applicable, that would, and no action or proceeding before any court or government body of competent jurisdiction shall be pending involving the Sellers or the Company wherein an unfavorable judgment, decree or order would, in each case, prevent or restrict the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

          (b) evidence that the Sellers and the Company have obtained or made all governmental filings, consents, registrations, authorizations and approvals required to obtained or made by such Person or any of its Affiliates, prior to the Closing that are set forth on the Governmental Consents Schedule attached hereto;

          (c) evidence that the Sellers and the Company have obtained the consent or approval of each Person whose consent or approval shall be required to be obtained under a Contract pursuant to which a Seller, the Company or any of their respective Affiliates is bound to consummate the transactions contemplated to be effected at Closing;

          (d) a certificate of the Company in the form set forth in Exhibit C attached hereto, signed by the Chief Financial Officer of the Company, which (A)
represents and warrants as to (1) the amount of Adjusted EBITDA for the period commencing on January 1, 2006 and ending on the last day of the last full calendar month immediately preceding the Closing Date (such amount, the "YTD
Adjusted EBITDA") and (2) whether the YTD Adjusted EBITDA is less than the corresponding amount of Adjusted EBITDA for such period in the Company Business
Plan, and (B) provides a detailed explanation as to the calculations made pursuant to clause (A) of this Section 2.02(d) (the "Adjusted EBITDA
Certificate");

          (e) certified copies of the certificate of incorporation and bylaws of the Company and the resolutions of the Company's board of directors approving
(i) this Agreement and the transactions contemplated hereby and (ii) the By-Laws
Amendment;

          (f) copies of all required third party and governmental consents and the payoff letters, Lien releases and cancelled notes required pursuant to
Section 1.02(b)(iii) above;

                                        9

          (g) the certificates representing the Shares together with duly endorsed blank stock powers;

          (h) the certificates representing the Warrants together with duly endorsed blank warrant powers;

          (i) resignations effective as of the Closing Date of all directors of the Company;

          (j) a certificate of good standing from the Secretary of State of
Delaware evidencing the Company's good standing in such jurisdiction;

          (k) a certificate of good standing from the Secretary of State of
Arkansas evidencing the Company's good standing as a foreign corporation in such state;

          (l) the opinion of Husch & Eppenberger, LLC, outside legal counsel to the Company, to the effect set forth in Exhibit D, which opinion may be relied upon by the Buyer and the lenders providing financing for the Buyer to consummate the transactions contemplated hereby;

          (m) payoff letters (which shall include customary provisions regarding the releases of all Liens related to such Indebtedness and shall otherwise be in a form reasonably satisfactory to Buyer) for each item of Indebtedness of the
Company identified with an asterisk ("*") on the Indebtedness Schedule and evidence reasonably satisfactory to Buyer that all Liens (other than Permitted
Liens) on any assets of the Company with respect to such Indebtedness shall have been released; and

          (n) the original secured promissory notes issued to Equityholders other than the Management Equityholders dated July 1, 2003 endorsed as having been paid in full.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

          Each Seller, solely for himself, herself or itself (on a several, and not joint and several, basis), represents to the Buyer as of the date hereof
(except for those representations and

                                       10

warranties that are made as of a specific date which shall be made only as of such date) as follows:

          3.01 Execution, Delivery; Valid and Binding Agreements. This Agreement
has been duly executed and delivered by such Seller, and assuming that this
Agreement is the valid and binding agreement of the Buyer, this Agreement constitutes the valid and binding obligation of such Seller, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors' rights generally and general principles of equity).

          3.02 Authority. Such Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform his, her or its obligations hereunder (including, without limitation, all right, power, capacity and authority to sell, transfer, convey and surrender the Shares and Warrants (as the case may be) as provided by this Agreement, free and clear of all Liens other than Liens imposed by applicable federal and state securities law restrictions).

          3.03 No Breach. Except as set forth on the attached Equityholders
Authorization Schedule, the execution, delivery and performance of this
Agreement by each Seller and the consummation of the transactions contemplated hereby do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien upon the
Shares or Warrants held by such Seller, or require any authorization, consent, approval, exemption or other action by or notice to any court or other
Governmental Authority, under the provisions of such Seller's governing organizational documents (i.e., limited liability company operating agreement, certificate of incorporation, bylaws), if applicable, or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which such
Seller is bound, or any Law.

          3.04 Ownership. Such Seller is the record owner of the number of
Shares and Warrants as set forth opposite his, her or its name on the attached
Equityholders Schedule. On the Closing Date, such Seller shall transfer to the
Buyer good title to such Shares and Warrants, free and clear of all Liens, other than applicable federal and state securities law restrictions.

                                       11

          3.05 Litigation. Except as set forth on the attached Equityholders
Litigation Schedule, there are no actions, suits or proceedings pending or, to such Sellers' Knowledge, threatened against or involving such Seller, at law or in equity, or before or by any domestic or foreign, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality that would prevent or restrict such Seller's performance of its obligation under this Agreement or its consummation of the transactions contemplated hereby. Such Seller is not subject to any outstanding judgment, order or decree of any court or governmental body that would prevent or restrict such Seller's performance of its obligations under this Agreement or its consummation of the transactions contemplated hereby.

          3.06 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers, except for the fees and expenses of Goldsmith, Agio,
Helms & Lynner, LLC ("Goldsmith-Agio-Helms"), which shall be paid by the Buyer
(on behalf of the Company and the Sellers) as a Closing Cost pursuant to Section
1.02(b)(ii), provided that any adjustment of such fee as a result of a post-closing adjustment of the Purchase Price shall be the sole responsibility of the Equityholders and Goldsmith-Agio-Helms.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Buyer as of the date hereof
(except for those representations and warranties that are made as of a specific date which shall be made only as of such date) as follows:

          4.01 Organization and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has all requisite corporate power and authority necessary to own, lease, license and operate its properties and to carry on its business as now conducted. The Company is qualified and licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect. The
Company Schedule sets forth each of the jurisdictions in which the Company is qualified to do business as

                                       12

a foreign entity. The Company has delivered to the Buyer a true and complete copy of the certificate of incorporation and by-laws of the Company, as amended to date of this Agreement, and each such document so delivered is in full force and effect. The minute books of the Company since July 1, 2003, all of which have been made available to Buyer, contain true and complete records of all meetings held of, and action taken by, the board of directors of the Company and no meeting of the board of directors of the Company has been held for which minutes have not been prepared or are not contained in such minute books.

          4.02 Subsidiaries. The Company does not have, nor since its incorporation has it had, any Subsidiaries. The Company owns no capital stock, partnership interest, joint venture interest or other equity ownership interest in any Person and the Company is under no obligation, and has made no commitment, to acquire any such interest or to form any Subsidiary.

          4.03 Authorization; No Breach. The Company has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. Except as set forth on the attached Company
Authorization Schedule, the execution, delivery and performance of this
Agreement by the Company and the Sellers and the consummation of the transactions contemplated hereby do not and will not conflict with or (with or without due notice or lapse of time or both) result in any breach of, constitute a default under, result in a violation of, give rise to any right of termination, cancellation, payment or acceleration under, result in the creation of any Lien, upon any assets or properties of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Authority, under the provisions of the Company's governing organizational documents, or any Permit, Law or material Contract to or by which the Company or any Leased Real Property is subject or bound.
Assuming that this Agreement is a valid and binding obligation of the Buyer, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws now or hereafter in effect relating to creditors' rights generally and general principles of equity).

          4.04 Capitalization. The authorized capital stock of the Company consists of 710,000 shares, consisting of (i) 700,000 authorized shares of common stock, par value $0.01 per

                                       13

share, consisting of 500,000 authorized shares of Series A Common Stock and
200,000 authorized shares of Series B Common Stock, and (ii) 10,000 authorized shares of preferred stock, par value $0.01 per share, of which the board of directors of the Company has designated that up to 2,500 shares may constitute
"Series A Redeemable Preferred Stock". As of the date hereof, there are 2,500 shares of Series A Common Stock, 101,500 shares of Series B Common Stock, and
2,100 shares of Series A Redeemable Preferred Stock issued and outstanding and owned of record by the Sellers in the amounts as set forth on the Equityholders
Schedule. As of the date hereof, there are outstanding Warrants to purchase
396,000 shares of Series A Common Stock. As of the date hereof, there are no outstanding options to purchase any shares of capital stock of the Company
("Options"). All of the Shares have been duly authorized and are validly issued, fully paid, nonassessable, and free and clear of all Liens except for the restrictions contained in the Subscription and Shareholders' Agreement or imposed by federal and state securities laws. Except as set forth on the
Capitalization Schedule, the Company has no other capital stock or other securities authorized, issued or outstanding and has not issued or granted any contractual rights containing any equity features (including, without limitation, phantom stock, stock appreciation rights or similar rights or instruments) to any Person, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale, grant or issuance of any of the foregoing by the Company. Except for the
Warrants and as otherwise set forth on the Capitalization Schedule, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of the Company of any kind. Except as described in the certificate of designations to the Preferred Stock and the Subscription and
Shareholders Agreement, true and complete copies of which have been made available to the Buyer, and as otherwise set forth on the Capitalization
Schedule, there are no agreements or other obligations (contingent or otherwise)
that require the Company to repurchase or otherwise acquire any shares of the
Company's capital stock or other equity securities. There are no outstanding contractual obligations of the Company to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. No dividends or distributions of any kind have been declared by the board of directors of the Company in respect of any capital stock of the
Company that have not been fully paid.

                                       14

          4.05 Financial Statements. (a) Attached to the Accounting Schedule are
true and correct copies of (i) the Company's unaudited balance sheet as of July
31, 2006 (the "Latest Balance Sheet") and the related statements of income, stockholders' equity and cash flow for the seven-month period then ended (all of the foregoing statements referred to herein as the "Unaudited Financial
Statements") and (ii) the Company's audited balance sheet and statements of income, cash flow and stockholders' equity for the fiscal years ended December
31, 2005, December 31, 2004 and December 31, 2003 (collectively, the "Audited
Financial Statements" and together with the Unaudited Financial Statements, collectively, the "Financial Statements"). Except as set forth on the attached
Accounting Schedule, the Financial Statements have been based upon the information contained in the Company's books and records, have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial condition, cash flows and results of operations of the
Company as of the times and for the periods referred to therein, subject in the case of the Unaudited Financial Statements to the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments that will not be material in nature or amount. Except as set forth on the Accounting Schedule, there are no off-balance sheet transactions, arrangements, obligations or relationships attributable to the
Business or to which the Company is a party or bound.

          (b) The books of account and other financial records of the Company, all of which have been made available to Buyer, are true and correct in all material respects and represent actual, bona fide transactions and have been maintained in accordance with sound business practices,. The Company's independent auditors have not advised the Company or the audit committee of the
Company's board of directors that there are any material deficiencies in the
Company's system of internal controls.

          4.06 Absence of Certain Developments. Since December 31, 2005, Sellers
have conducted the Business only in the Ordinary Course and there has not been any Material Adverse Change. Except as set forth on the attached Developments
Schedule or except as expressly contemplated by this Agreement or disclosed on the face of the Latest Balance Sheet, since December 31, 2005, the Company has not:

                                       15

          (a) borrowed any amount or incurred or become subject to any
Liabilities, except (i) Liabilities incurred in the Ordinary Course of Business other than in respect of indebtedness for money borrowed, (ii) other Liabilities under Contracts true and complete copies of which have been made available to
Buyer prior to the date hereof, (iii) and borrowings from banks to satisfy working capital requirements in the Ordinary Course of Business that, if currently outstanding, are set forth on the Indebtedness Schedule;

          (b) mortgaged, pledged or subjected to any Lien, any portion of its assets, except (i) Liens for current property taxes not yet due and payable and for which adequate reserves have been established in the Latest Balance Sheet,
(ii) mechanics', carriers', workmens', repairmen's, warehouse, and other statutory Liens that arose in the Ordinary Course of Business, and (iii) Liens arising under equipment and other leases listed on the Developments Schedule, all of which secure amounts that are not currently due (collectively, the
"Permitted Liens");

          (c) sold, assigned or transferred any portion of its tangible assets, except for inventory sold in the Ordinary Course of Business;

          (d) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

          (e) suffered any extraordinary losses or waived any rights of material value;

          (f) issued, sold or transferred any of its equity interests or other equity securities, securities convertible into its equity interests or other equity securities or warrants, options or other rights to acquire its equity interests or other equity securities, or any bonds or debt securities;

          (g) declared or paid any dividends or made any distributions on the
Company's equity interests or other equity securities or redeemed or purchased any of the Company's equity interests or other equity securities;

          (h) made any capital expenditures or commitments exceeding $25,000, individually or $100,000 in the aggregate, per expenditure or commitment;

                                       16

          (i) acquired or agreed to acquire, by merging or consolidating with, or by purchasing an equity interest in, a portion of the assets of, or by any other manner, any business or any Person or organization or division thereof, other than the acquisition of non-material assets in the Ordinary Course of
Business;

          (j) adopted, amended, discontinued or entered into any business plans;

          (k) increased the compensation or benefits of any officer, director, employee or independent contractor of the Company (except as required by any
Employee Benefit Plan as in effect on the date hereof) or amended any other terms of employment of such persons;

          (l) entered into, terminated, amended or modified any employment agreement, retention agreement, stock option agreement, change in control agreement, severance agreement, or other similar arrangement with or granted any severance or termination pay to any current or former officer, director, employee or independent contractor of the Company or by action of the board of directors of the Company or otherwise accelerated any rights or benefits thereunder;

          (m) modified, amended or terminated any material Contract or settled or waived any rights thereunder;

          (n) engaged in any Insider Related Party transactions other than (i)
payments of principal and interest on the Company's subordinated Indebtedness, and (ii) payment of the expenses of directors and board observers incurred to attend meetings of the Company's board of directors;

          (o) changed any accounting policy, except as required by GAAP;

          (p) accelerated the collection of receivables or other amounts due from third parties other than in the Ordinary Course of Business;

          (q) delayed payment of any payables or other amounts owed to third parties other than in the Ordinary Course of Business;

                                       17

          (r) reduced or increased the level of inventory or the mix of types of inventory or components thereof, other than reductions or increases in inventory in the Ordinary Course of Business;

          (s) entered into any other material transaction, except in the
Ordinary Course of Business; or

          (t) made or changed any Tax election, changed any Tax accounting period, adopted or changed any method of Tax accounting, filed any amended Tax
Return, entered into any closing agreement, settled any Tax claim or assessment, surrendered any right to claim a Tax refund or consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment.

          4.07 Leased Property.

          (a) The real property demised by the leases described on the attached
Leased Real Property Schedule (the "Leases") constitutes all of the real property leased by the Company (the "Leased Real Property").

          (b) The Leases are in full force and effect, and the Company holds a valid and existing leasehold interest under such Lease, free and clear of all
Liens, other than Permitted Liens and encumbrances on the Leased Real Property that do not, individually or in the aggregate, materially and adversely impair the Company's occupancy and use of the Leased Real Property in the Business,
including encumbrances listed in Part 3.9(a) to the Disclosure Schedules to the
Asset Purchase Agreement, for the term set forth on the Leased Real Property
Schedule. The Company has made available to the Buyer complete and accurate copies of each of the Leases, and none of the Leases has been modified, amended or assigned, except to the extent that such modifications, amendments or assignments are listed on such schedule and copies thereof have been provided to the Buyer. None of the Company nor, to the Knowledge of the Company, any other party thereto, is in default (including unmatured defaults) in any material respect under any of such Leases.

          (c) The Company does not own any real property.

                                       18

          (d) There are no leases, subleases, licenses, concessions or other agreements granting to any third party or parties the right of use or occupancy of any portion of any Leased Real Property other than as provided in agreements related to the removal of collateral between lessors of Leased Real Property and secured lenders to the Company and encumbrances on the Leased Real Property that do not, individually or in the aggregate, materially and adversely impair the
Company's occupancy and use of the Leased Real Property in the Business,
including encumbrances listed in Part 3.9(a) to the Disclosure Schedules to the
Asset Purchase Agreement.

          (e) Except for the right of first offer and option to purchase held by the Company under the lease of its Clarksville, Arkansas, facility, there are no outstanding options or rights of first refusal or first offer to purchase any
Leased Real Property, or any portion thereof or interest therein.

          (f) To the Knowledge of the Company, there is not pending or threatened, any (i) zoning application or proceeding, (ii) condemnation, eminent domain or taking proceeding, (iii) tax certiorari proceeding or other tax contest or dispute, or (iv) other claim, action or proceeding or other matter relating to the interest of the Company in any Leased Real Property (or the interest of the landlord in any such Leased Real Property), or portion of either thereof or interest therein that would materially adversely affect the ownership, use, occupancy or value thereof.

          (g) The Company has in full force and effect all consents, approvals, registrations, applications, qualifications, authorizations, certificates
(including certificates of occupancy), filings, franchises, licenses, notices, permits (including zoning permits) and rights necessary for the current use and occupancy by the Company of the Leased Real Property and the conduct by the
Company thereat, all of which are identified on the Leased Real Property
Schedule (collectively, "Permits") and there has occurred no material default under any Permit. No representation is made or given in this Section 4.07(g)
with respect to any Permits that are required under Environmental Laws, which are addressed exclusively in Section 4.16.

          4.08 Tax Matters. (a) Except as set forth on the attached Taxes
Schedule, the Company and each affiliated group (within the meaning of Section
1504 of the Code) or consolidated, combined or unitary group (under state or local Tax law) of which the Company

                                       19

or, to the Knowledge of the Company, any predecessor of the Company is or has been a member (each, an "Affiliated Group") have filed all Tax Returns that are required to be filed by them, each such Tax Return is true, correct and complete in all material respects and the Company has paid all Taxes shown as due on such
Tax Returns. The Company and each Affiliated Group have paid all Taxes due from any of them and have withheld and paid over to the appropriate taxing authority all Taxes that any of them is required to withhold from amounts paid or owing to any employee, creditor or other third party. Since the date of the Latest
Balance Sheet, the Company has not incurred any material Liability for Taxes other than in the Ordinary Course of Business.

          (b) Neither the Company nor any Affiliated Group of the Company has
waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

          (c) No audits or administrative or judicial proceedings are pending or being conducted, or, to the Knowledge of the Company, are threatened with respect to the Taxes of the Company or any Affiliated Group.

          (d) The Company is not liable for the Taxes of another Person (i)
under Section 1.1502-6 of the Treasury Regulations (or any comparable provisions of state, local or foreign law), (ii) as a transferee or successor, or (iii) by contract or indemnity. The Company is not a party to any Tax sharing agreement.

          (e) The Company has not made any payments, and the Company is not and will not become obligated to make any payments that will be nondeductible under
Code Section 280G (or any corresponding provision of state or local income Tax law).

          (f) No Tax Liens have been filed and no claims are being asserted with respect to any Taxes of the Company or any Affiliated Group.

          (g) The Company has not been included in any Affiliated Group other than the Affiliated Group for Federal income tax purposes of which the Company is the common parent.

          (h) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code.

                                       20

          (i) Neither the Company nor any Affiliated Group of the Company has
filed with respect to any item a disclosure statement pursuant to Section 6662 of the Code or any comparable disclosure with respect to foreign, state and/or local Tax statutes.

          (j) No Federal income tax audits or other judicial or administrative proceedings relating to Federal income taxes of the Company or any Affiliated
Group have concluded within the past three years.

          (k) Since its formation, the Company has not been a party to a transaction that was reported as a reorganization within the meaning of Code
Section 368, or distributed stock of a corporation (or has had its own stock distributed) in a transaction that was reported to qualify under Code Section
355.

          (l) The Company has not engaged in any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b).

          4.09 Material Contracts.

          (a) The Material Contracts Schedule lists or, if not in writing, describes in reasonable detail, all Contracts not fully performed to which the
Company is party or by which the assets or properties of the Company is bound:

               (i) that have been entered into in the Ordinary Course of
Business and may not be terminated by the Company without penalty or fee with less than 60 days' prior notice,

               (ii) for the purchase of any materials, supplies, equipment or services for more than $25,000 per year,

               (iii) for the sale of any product or service for more than
$25,000 per year,

               (iv) for the purchase or improvement of any fixed or capital assets or any business for more than $25,000,

                                       21

               (v) for the sale of any fixed or capital assets or any business for more than $25,000 as to any individual or series of related items,

               (vi) all agreements with current and former employees, officers, consultants and directors,

               (vii) all Contracts entered into other than in the Ordinary
Course of Business that contain or provide for an express undertaking by Seller to be responsible for consequential damages,

               (viii) all Contracts that contain or provide a written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by or on behalf of the Business other than in the Ordinary
Course of Business,

               (ix) all employment, management, consulting, independent
contractor, subcontractor, retainer or other similar type of Contract under which services are provided by, and fees or fees are paid to, any person and agreements or commitments to enter into the same,

               (x) all Contracts of which the benefits of which will be
increased, or the vesting of the benefits will be accelerated, by the occurrence of any transactions contemplated by this Agreement,

               (xi) any fidelity or surety bond or completion bond,

               (xii) any Contract providing for indemnification (other than
Contracts with provisions for indemnification entered into in the Ordinary
Course of Business) or guaranty,

               (xiii) any Contract containing any covenant limiting the freedom of the Company to solicit for employment or hire any Person for employment or consultancy by the Company,

               (xiv) all mortgages, indentures, loans or credit agreements, security agreements, guaranties or other agreements or instruments relating to the borrowing of money or extension of credit or to mortgaging, pledging or otherwise placing a Lien on any portion of the Company's assets, and any other letters of credit, financing, surety, bonding or similar

                                       22

arrangements pursuant to which the Company secures any of its obligations, including insurance obligations,

               (xv) all Contracts with Insider Related Parties,

               (xvi) all contracts granting power of attorney in favor of any
Person on behalf of the Company,

               (xvii) all Contracts (with its own employees or with other persons or entities) involving a covenant not to compete or any other material restriction on the ability on the ability of the Company to compete or provide any products or services generally or in any market segment or geographic area or pursuant to which the Company has granted or is the beneficiary of rights of exclusivity or "most favored nation" status,

               (xviii) all Intellectual Property Contracts (other than for the use of computer software which is generally commercially available "off the shelf" with a value of less than $500 or $2,000 in the case of bundled "off the shelf" software packages.

               (xix) all Hedging Agreements,

               (xx) all distribution, joint marketing or development Contracts,

               (xxi) all collective bargaining agreements or Contracts with any labor union,

               (xxii) all Contracts relating to the acquisition of the Business pursuant to the Asset Purchase Agreement, dated July 1, 2003, between GT
Acquisition Company and Greenville Tube, LLC,

               (xxiii) all leases or Contracts under which the Company is lessee of, or holds or operates any personal property owned by any other party, for which the annual rental exceeds $20,000,

               (xxiv) all Contracts with Equityholders, and

                                       23

               (xxv) all strategic alliance, joint venture, partnership
agreement, limited liability company agreement and any other similar Contract involving a sharing of profits or losses, costs or Liabilities by the Company with any other Person.

     The Contracts required to be included on the Material Contracts Schedule pursuant to clauses (i)-(xxv) above are collectively referred to herein as the
"Material Contracts."

          (b) Except for the license for the Company's financial software, which cannot be located or reproduced, the Company has made available to the Buyer with a true and correct copy of all written contracts which are referred to on the Material Contracts Schedule, together with all amendments, waivers or other changes thereto.

          (c) The Company is not in breach of default under any Material
Contract and, to the Knowledge of the Company, no other Person that is a party thereto is in breach or default under any such Material Contract.

          (d) Each Material Contract is in full force and effect and constitutes a legal, binding, and valid obligation of the Company and, to the Company's
Knowledge, each other party thereto and is enforceable against the Company and, to the Company's Knowledge, such other party or parties in accordance with the express terms of the Material Contract, (i) subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to creditors' rights generally and (ii) general principles of equity.

          (e) No party to any Material Contract has given the Company (and the
Company has not given to its counter-party) notice of its intention to cancel, terminate or fail to renew any Material Contract.

          (f) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to the
Company under current or completed Material Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

                                       24

          (g) Except for amounts payable under a master lease between the
Company and Chart, Inc., identified in the Schedules to the Asset Purchase
Agreement, all amounts required to be paid to Greenville Tube, LLC or any of its
Affiliates pursuant to the Asset Purchase Agreement or the Earnout Agreement
have been paid or otherwise been extinguished. As of the date hereof, no claims under any of the provisions in the Asset Purchase Agreement have been made by or against the Company, the Equityholders or any of the Company's other Affiliates.
The Company's claims against Chart Inc. and Chart Industries, Inc. pursuant to the Asset Purchase Agreement and the Guarantee issued by Chart Inc. and Chart
Industries pursuant thereto constituted "Allowed Claims" under the Amended Joint
Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain
Subsidiaries, dated September 3, 2003 (the "Plan"), were "Reinstated" pursuant to the Plan and, consequently, the legal, equitable and contractual rights of the Company were not impaired in any manner by the Plan.

          4.10 Intellectual Property. Except as set forth on the Intellectual
Property Schedule:

          (a) the attached Intellectual Property Schedule sets forth all
Intellectual Property (other than Trade Secrets) which is owned by the Company and which is Registered or material to the Business except for licenses implied by the sale of products to the Company;

          (b) the Company owns and possesses all right, title and interest in and to, or possesses the right to use, pursuant to a license, sublicense, agreement or permission, the Intellectual Property used in the operation of the
Business as presently conducted, which Intellectual Property constitutes, in the judgment of the Company's senior management, all Intellectual Property necessary for the operation of the Business as presently conducted;

          (c) the Company has good title to each item of Intellectual Property owned by it, free and clear of any Lien;

          (d) there are no actions, suits, opposition, cancellation, interference or other proceedings pending, settled or adjudicated or, to the
Knowledge of the Company, threatened by or against the Company that involve claims concerning the infringement or other violation, validity, enforceability, ownership or right to use any Intellectual Property, and, to the

                                       25

Knowledge of the Company, the Company is not currently infringing or misappropriating the Intellectual Property of any other Person, and, to the knowledge of the Company, no other Person is currently infringing or misappropriating the Intellectual Property of the Company;

          (e) the Company has timely made all filings, payments and ownership recordations with the appropriate foreign and domestic agencies required to maintain in subsistence all Registered Intellectual Property owned by the
Company and no such deadlines (whether or not extendable) fall due within ninety
(90) days after the Closing, and, to the Knowledge of the Company, all
Intellectual Property owned by the Company is valid and enforceable;

          (f) the Company has taken reasonable measures consistent with industry practice to protect the secrecy, confidentiality and value of all Trade Secrets used in the Business (collectively, "Business Trade Secrets"), the documentation relating to such Trade Secrets is current, accurate and sufficient in detail and content to identify and explain it and allow its full and proper use without reliance on the knowledge or memory of any individual, and to the Knowledge of the Company, no unauthorized disclosure of any Business Trade Secrets has been made;

          (g) in the judgment of the Company's senior management, the IT Systems are adequate in all material respects for their intended use and for the operation of such businesses as are currently operated and as are currently contemplated to be operated by the Company, and are in good working condition
(normal wear and tear excepted);

          (h) there has not been any malfunction with respect to any of the
Company's IT Systems since July 1, 2003 that has not been remedied or replaced in all material respects; and

          (i) except as set forth on the Intellectual Property Schedule, all former and current employees of the Company executed Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, works of authorship or information relating to the Business.

          4.11 Litigation. (a) Except as set forth on the attached Litigation
Schedule, (i) there are no civil, criminal or administrative actions, suits, demands, claims, hearings,

                                       26

proceedings or investigations (each, an "Action") pending or, to the Knowledge of the Company, threatened by, against or involving the Company, (ii) there are no Actions brought by the Company at law or in equity, or before or by any
Governmental Authority and (iii) the Company is not subject to any outstanding judgment, order, writ, award, injunction or decree of any court or Governmental
Authority or arbitrator or arbitrators.

          (b) The Company has notified the applicable insurer regarding each
Action set forth on the Litigation Schedule with respect to which the Company is insured by a third party that is adverse to the Company. No denial of coverage or reservation of rights has occurred with respect to any such Action.

          4.12 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or the Equityholders, except for the fees and expenses of Goldsmith-Agio-Helms, which shall be paid by the Buyer (on behalf of the
Company and the Equityholders) as a Closing Cost pursuant to Section
1.02(b)(ii), provided that any adjustment of such fee as a result of a post-closing adjustment of the Purchase Price shall be the sole responsibility of the Equityholders and Goldsmith Agio-Helms.

          4.13 Governmental Consents, etc. Except as set forth on the
Governmental Consents Schedule, no permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority is required in connection with any of the execution, delivery or performance of this Agreement by the Company or the Sellers or the consummation by the Company or the Sellers of any other transaction contemplated hereby.

          4.14 Employee Benefit Plans. The attached Employee Benefits Schedule contains a true and complete list of each employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and each deferred compensation, stock option, restricted stock, stock purchase, severance or termination pay, employment, consulting, retention, change in control, bonus or incentive plan, program, agreement or arrangement and each other material employee benefit plan, program, agreement or arrangement, whether or not subject to ERISA and whether or not written
(including any funding

                                       27

mechanism therefor now in effect or required in the future) that the Company sponsors, maintains, contributes to or is required to contribute to, or has any
Liability (the "Employee Benefit Plans"). The Company has made available to the
Buyer true and complete copies of each Employee Benefit Plan or written summaries of any unwritten material Employee Benefit Plan and, to the extent applicable, (i) the summary plan description; (ii) the most recent determination letter received from the Internal Revenue Service ("IRS"); (iii) the most recent
Form 5500 (including all schedules); (iv) the two most recent audited financial statements and actuarial valuation reports; and (v) any related trust agreement or other funding instrument. Each Employee Benefit Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all laws applicable to such Plan, including the Code and ERISA. No notice has been issued by any governmental authority questioning or challenging such compliance. Each Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination or opinion letter as to its qualification, and nothing has occurred since the date of such determination, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. None of the Employee Benefit Plans are subject to Title IV of
ERISA, and the Company has no Liability or obligations with respect to any employee benefit plan subject to Title IV of ERISA. No event has occurred and no condition exists that could subject the Company, by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections
414(b), (c), (m) or (o) of the Code), to any Tax, fine, Lien or penalty imposed by ERISA or the Code. The Company has not incurred any current or projected
Liability in respect of post-employment or post-retirement health or welfare benefits for current, former or retired employees of the Company, except as required to avoid an excise tax under Section 4980B of the Code. With respect to any Employee Benefit Plan, no actions, suits or claims (other than routine claims for benefits in the Ordinary Course of Business) are pending or, to the
Knowledge of the Company, threatened and no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims.
Except as set forth on the Employee Benefits Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not increase any benefits or result in the acceleration or creation of any rights of any person to benefits under any Employee Benefit Plan
(including but

                                       28

not limited to, the acceleration of the vesting or exercisability of any stock options, the acceleration of the accrual or vesting of any benefits under any
Employee Benefit Plan, or the acceleration or creation of any rights under any severance or change in control agreement). No third party Contract labor suppliers, temporary or leased employees, independent contractors or other contingent workers have been misclassified so as to jeopardize the tax qualification of any Employee Benefit Plan or to result in the imposition of a
Tax by Governmental Authorities.

          4.15 Compliance with Laws. Except as set forth on the Compliance
Schedule, the Business is being and since July 1, 2003, has been conducted in compliance in all material respects with all applicable laws, statutes, ordinances, codes, Permits, rules, regulations or orders or decrees
(collectively, "Laws") of any foreign, federal, state or local government or governmental authority, agency, department, board, bureau, commission or instrumentality or any political subdivision, domestic or foreign, of any thereof, any entity exercising executive, legislative, judicial, regulatory or administration functions of or pertaining to government, or any court tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority,
(collectively, "Governmental Authorities").

          (a) Except as set forth on the Compliance Schedule, the Company has not received, at any time since July 1, 2003, any written, electronic, or to the
Knowledge of the Company, oral notice from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Law, which, if true, may be reasonably likely to result in a material Liability on the Company or (B) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, which may be reasonably likely to result in a material Liability on the Company ignoring for purposes of this sentence any right to indemnification pursuant to the Asset Purchase Agreement.

          (b) Each of the consents, licenses, registrations and permits issued, granted, given or otherwise made available to the Company or under the authority of any Governmental Authority or pursuant to any Law ("Governmental
Authorizations") is valid and in full force and

                                       29

effect. The Company is being operated, and since July 1, 2003 has been operated, in compliance in all material respects with the terms and requirements of all such Governmental Authorizations.

          (c) This Section 4.15 does not apply to environmental matters including compliance with Environmental Laws. The parties intend that Section
4.16 shall be the sole section in this Article IV that addresses environmental matters.

          4.16 Environmental Matters. Except as set forth on the Environmental
Compliance Schedule:

          (a) the operations of the Company have been and currently are being conducted in compliance in all material respects with all applicable
Environmental Laws;

          (b) to the Company's Knowledge, the Company has obtained and is in compliance in all material respects with all necessary Permits that are required under Environmental Laws to operate the business of the Company as operated on the Closing Date;

          (c) to the Company's Knowledge, there has been no Release of Hazardous
Materials, other than the TCE Contamination at any of the Real Property owned or operated by the Company or to the Knowledge of the Company, by a predecessor in interest;

          (d) the Company has not received written notice of any Release of
Hazardous Materials at any disposal or treatment facility which received
Hazardous Materials generated by the Company or any predecessor in interest;

          (e) no Environmental Claims have been asserted in writing against the
Company and to the Company's Knowledge, no written notice has been received by the Company of any threatened or pending Environmental Claim against the Company or any predecessors in interest;

          (f) to the Company's Knowledge, the Company has not received written notice of any Environmental Claims asserted against any facilities that received
Hazardous Materials generated by the Company or to the Company's Knowledge any facilities that received Hazardous Materials generated by any precedessor in interest;

                                       30

          (g) the Company has made available to the Buyer (through the Company's online data room provided by Intralinks true and complete copies of all environmental reports, studies, investigations or material correspondence regarding any actual or potential Environmental Liabilities relating to the
Company in the possession, custody or reasonable control of the Company;

          (h) the Company has provided to the Buyer a true and complete copy of the ADEQ Consent Order, along with any other Contracts between the Company and any other Governmental Entity concerning TCE Contamination in the possession, custody or reasonable control of the Company or any of its Affiliates;

          (i) since July 1, 2003, the Company applied and maintained, in accordance with the sealant manufacturer's specifications, the sealant in use on
July 1, 2003, on the TCE degreaser sump and the area in which degreasing operation occur, and the Company resealed such area from time to time as its environmental consultant recommended; and

          (j) except as provided in the Asset Purchase Agreement or the
Guarantee issued by Chart Industries, Inc., and Chart, Inc., dated July 1, 2003, to the Company (the "Chart Guarantee") consummation of the transactions contemplated by this Agreement will not affect in any manner (i) the rights of the Company or the obligations of Greenville Tube, LLC existing as of the date hereof pursuant to Article XI of the Asset Purchase Agreement or (ii) the Chart
Guarantee in respect of, among other things, the obligations of Greenville Tube,
LLC, pursuant to Article XI of the Asset Purchase Agreement.

          4.17 Undisclosed Liabilities. The Company has no Liability of any kind except for (a) Liabilities set forth on the Latest Balance Sheet, (b)
Liabilities incurred in the Ordinary Course of Business since the date of the
Latest Balance Sheet that do not exceed $25,000 individually or $50,000 in the aggregate, (c) Liabilities disclosed on the Developments Schedule, or the
Indebtedness Schedule or obligations of the Company set forth on the face of any of the Contracts listed on the Material Contracts Schedule (other than any
Liability for breach of any such Contract or any amounts currently due or reasonably likely to be due under any indemnification provision under any such
Contract), (d) the extension of the Company's lease of

                                       31

the Clarksville, Arkansas, facility with cost of living increase in the rental rate, and (e) Liabilities arising under this Agreement.

          4.18 Labor and Employment Matters.

          (a) The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union. No employees of the Company, in their capacity as such, are represented by any labor organization; no labor organization or group of employees of the Company has made a pending demand in writing for recognition or certification to the Company and there are no representation or certification proceedings or petitions presently pending or, to the Knowledge of the Company, threatened, to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority relating to the Company. To the Knowledge of the Company, there are no organizing activities involving the Company pending with any labor organization or group of employees of the Company. There is no pending or, to the Knowledge of the Company, threatened, labor dispute, strike, slowdown, work stoppage or lockout at the Company. No event giving rise to the requirement that notice be given to any employee of the Company under the Worker Adjustment and
Retraining Notification Act or under any similar state or local Law has occurred or been announced during the 90-day period ending on the date of this Agreement or any longer period required by any local Law. There are no complaints, charges, including unfair labor practice charges, or claims against the Company pending or, to the Company's Knowledge, threatened to be brought or filed with any governmental authority, court or arbitrator based on, arising out of, in connection with or otherwise relating to the employment or termination of employment of any individual by the Company.

          (b) The Employee Schedule attached hereto contains a complete and accurate list of the following information for each employee, manager, independent contractor, consultant and agent of the Company, including each employee on leave of absence or layoff status: name; job title; date of commencement of employment or engagement; current compensation paid or payable;
service credited for purposes of eligibility to participate under any Employee
Plan and, with respect to employees compensated on a salaried rather than hourly basis, any change in

                                       32

compensation paid by the Company since January 1, 2006. The Company's vacation leave policy and accruals set forth on the Employee Schedule.

          4.19 Suppliers and Customers. Set forth on the Suppliers and Customers
Schedule is a true and correct list of the twenty suppliers and the ten customers that accounted for the largest dollar volume of purchases and sales, respectively, by the Company during each of (i) the period from January 1, 2006, to July 31, 2006 and (ii) the fiscal year ending December 31, 2005 (the
"Material Suppliers and Customers"). None of the Material Suppliers and
Customers has cancelled or otherwise terminated, or, to the Company's Knowledge, threatened to cancel or otherwise terminate, its relationship with the Company during the past twelve months or has during such period materially decreased, or, to the Company's Knowledge, threatened to materially decrease or materially limit, its services, supplies or materials to the Company or its usage of the services or products, as the case may be, of the Company. To the Company's
Knowledge, the Company has not received any notice (written or oral) during the past twelve months that any of the Material Suppliers and Customers intends to cancel or otherwise materially adversely modify its relationship with the
Company.

          4.20 Inventory. Except to the extent of inventory reserves reflected in the Financial Statements, the Company's inventories are useable and saleable in the Ordinary Course of Business. The aggregate value at which the inventory, including the inventory reserves, is carried in the Financial Statements, and will be carried in the Closing Balance Sheet and on the books of the Company as of the Closing Date, reflects and will reflect, the historical inventory valuation method of the Company of valuing inventory at the lower of cost or market, all in accordance with GAAP (except as set forth in the Accounting
Schedule under "Exceptions to GAAP") and includes appropriate allowances for obsolescence. The quantity and mix of inventory of the Company is sufficient for the normal operation of the Business based on the past practice of the Company.

          4.21 Transactions with Related Persons. Except as set forth on the
Related Persons Schedule:

          (a) no Contract or transaction between the Company and (i) any director, officer, holder of equity interests (including, without limitation,
Warrants) in the Company, or

                                       33

any of their respective Affiliates (such persons being referred to herein as an
"Insider"), or Related Party of any Insider (a "Insider Related Party") has been entered into in the past three years;

          (b) no Insider (excluding Affiliates) and, to the Knowledge of the
Company, no Insider Related Party or an Affiliate of an Insider is a director or officer of, or has any direct or indirect interest in (other than the ownership of not more than 1% of the publicly traded shares of), any Person that is a supplier, vendor, landlord, sales agent or competitor of the Company;

          (c) no Insider and, no Insider Related Party owns or has any interest in, directly or indirectly, in whole or in part, any tangible or intangible property used in the conduct of the Business;

          (d) other than expense advance reimbursements not exceeding $25,000 in the aggregate, no Insider and, to the Knowledge of the Company, no Insider
Related Party owes any money or other amounts to, nor is any Insider or, to the
Knowledge of the Company, any Insider Related Party owed any money or other amounts (other than obligations that would constitute Closing Costs) by, the
Company.

          (e) the Company has not, directly or indirectly, guaranteed or assumed any Indebtedness for the benefit of any Insider or, to the Knowledge of the
Company, any Insider Related Party; and

          (f) except for (i) payments of the payment of interest on the
Company's secured notes dated July 1, 2003, (ii) payment of compensation and benefits of Sellers who are employees as required by Contracts true and complete copies of which have been made available to the Buyer, (iii) compensation paid to the son of Mr. Charles E. Downs in his capacity as an employee and the daughter and son-in-law of Harry Holstead in their capacities as an employee and independent contractor, respectively, of the Company, and (iv) amounts paid to directors and board observers for the expenses incurred by them in attending board meetings, the Company has not made any loans, payments or transfers of the
Company's assets to any Insider or, to the Knowledge of the Company, to any
Insider Related Party.

                                       34

          4.22 Sales Practices; Accounts Receivable.

          (a) Since the date of the Latest Audited Financial Statement, the
Company has operated in the Ordinary Course of Business and has not adversely modified payment terms for accounts receivable in such a manner as would reasonably be expected to result in an accounts receivable portfolio that, in amount or character, is materially and adversely different than that maintained by the Company in the Ordinary Course of Business. All accounts, notes and other receivables reflected in the Financial Statements have arisen in the Ordinary
Course of Business, arise out of bona fide sales, represent valid obligations to the Company.

          (b) The Company has made available to the Buyer a true, correct and complete copy of the Company's standard written warranty or warranties for sales of any and all products distributed or sold by the Company (the "Products") and, except as stated therein, as imposed by applicable Law or as set forth on the
Product Warranty Schedule, there are no warranties, Contractual commitments or
Contractual obligations with respect to the return, repair or replacement of
Products sold to the top 10 customers. Except as set forth on the Product
Warranty Schedule, there are no defects in design, construction or manufacture of Products that would reasonably be expected to create an unusual risk of injury to persons or property, and, to the Knowledge of the Company, no facts or conditions exist that would reasonably be expected to result in a new Product recall requirement. The Product Warranty Schedule sets forth the estimated aggregate annual cost to the Company of performing warranty obligations for customers for the six months ended December 31, 2003, the fiscal years ended
December 31, 2004 and 2005, and the current fiscal year to the date of the
Company's most recent Financial Statements.

          (c) Except as set forth on the Product Warranty Schedule: (i) there is no action by or before any Governmental Entity pending, or to the Knowledge of the Company, threatened against or involving the Company concerning any Product that is alleged to have been manufactured, shipped, sold, marketed, distributed, processed or merchandised by the Company to have a material defect of any kind, in manufacture, processing, design or otherwise, including without limitation any failure to warn of the defect; and (ii) there has not been any Product recall

                                       35

or post-sale warning by the Company since July 1, 2003, concerning any Product that was manufactured, shipped, sold, marketed, distributed, processed or merchandised by the Company.

          4.23 Condition of Assets. The machinery, equipment, personal property and other tangible assets that the Company owns or leases (including building structures) are in reasonable operating condition and repair for the purposes for which they are used (in each case subject to normal wear and tear) and are owned, leased or licensed by the Company, free and clear of all Liens, other than Permitted Liens.

          4.24 Insurance. The Insurance Schedule lists each insurance policy of the Company and each insurance policy acquired by or on behalf of the Company to which any of its officers, directors or employees is a party, a named insured, or otherwise is the beneficiary of coverage at any time (the "Insurance
Policies"). All such Insurance Policies are in full force and effect on the date hereof, and all due premiums with respect thereto covering all periods up to and including the date hereof have been timely paid in full and the Company is otherwise in material compliance with the terms and provisions thereof.

          (a) The Company has insurance coverage reasonably adequate for the operation of the Business. The Company has not experienced any historical gaps in insurance coverage and the limits of the Insurance Policies have not been exhausted or significantly diminished. The Company has not failed to give any notice or present any material claim under any Insurance Policy in due and timely fashion, and there are no outstanding unpaid claims under any Insurance
Policy. To the Knowledge of the Company, no facts or circumstances exist which would relieve the insurer under any Insurance Policy of its obligation to satisfy in full any valid claim of the Company thereunder. The Company has not received any written notice of cancellation or non-renewal of any Insurance
Policy and, to the Knowledge of the Company, no basis exists for early termination thereof on the part of the insurer. The Company has not been refused any insurance (including, without limitation, insurance against loss due to terrorist acts) with respect to its assets, properties or businesses, nor has any coverage been limited by an insurance carrier to which the Company has applied for any such insurance or with which the Company has carried insurance during the last three years.

                                       36

          (b) No claim is outstanding under any of the Insurance Policies and no claim is pending under any of the Insurance Policies relating to the Company for which coverage has been questioned, denied or disputed by the underwriters under such Insurance Policies.

          (c) True, correct and complete copies of each Insurance Policy have been made available to the Buyer (including without limitation copies of all written amendments, supplements and other modifications thereto or waivers of rights thereunder).

          4.25 Foreign Corrupt Practices Act Compliance. Neither the Company nor
any of the Company's officers, directors, employees, consultants or agents acting on the Company's behalf has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (i) any foreign official (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA")) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a foreign government, or any agency or subdivision thereof; or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both (i) and
(ii) above in order to assist the Company to obtain or retain business for or direct business to the Company and under circumstances which would subject the
Company to Liability under the FCPA. The Company does not maintain any off-the-books accounts.

          4.26 Indebtedness. Except as set forth in the Indebtedness Schedule, the Company does not have any Indebtedness.

          4.27 Capital Expenditures. The Company has made aggregate capital expenditures in a manner consistent with prior practices of the Company and in accordance with the Capital Budget Schedule attached hereto.

                                       37

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

          The Buyer represents and warrants to the Sellers and the Company as of the date hereof (except for those representations and warranties that are made as of a specific date which shall be made only as of such date) as follows:

          5.01 Organization and Corporate Power. The Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of
Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder.

          5.02 Authorization. The Buyer has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of the Sellers and the Company, this Agreement constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws not or hereafter in effect relating to creditors' rights generally and general principles of equity).

          5.03 No Violation. The Buyer is not subject to or obligated under its certificate of formation, any applicable Law or any material Contract or instrument, or any Permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by the Buyer's execution, delivery or performance of this Agreement.

          5.04 Governmental Authorities; Consents. The Buyer is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any Governmental Authority or any other party or
Person is required to be obtained by the Buyer in connection with

                                       38

its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          5.05 Litigation. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, proceedings or investigations pending or, to the Buyer's knowledge, threatened by, against or involving the Buyer at law or in equity, or before or by any Governmental Authority that would materially and adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

          5.06 Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Buyer for which the Sellers (in their capacity as such) will be responsible.

          5.07 Investment Representation. The Buyer is purchasing the Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws.

          5.08 Financing. The Buyer has sufficient funds to pay (i) the Initial
Purchase Price, (ii) to repay the Indebtedness and the Closing Costs of the
Company on the Closing Date as contemplated hereby, and (iii) to pay all of its related fees and expenses.

          5.09 Solvency. Subject to the accuracy of the representations and warranties set forth in Article IV above, immediately after giving effect to the transactions contemplated by this Agreement, the Company shall (i) be able to pay its debts as they become due, (ii) own property that has a fair saleable value greater than the amounts required to pay its debts including contingent liabilities, and (iii) have adequate capital to carry on its business in a manner consistent with the Company's past practices. None of the transactions contemplated hereunder and no liability or obligation is being incurred in connection therewith with the intent to hinder, delay or defraud present or future creditors of the Company.

                                       39

                                   ARTICLE VI

                      COVENANTS OF THE COMPANY AND SELLERS

          6.01 Non-Solicitation. For a period of three (3) years after the
Closing Date, none of the Sellers shall (i) solicit the employees of the Company or any Subsidiary of the Company to become employees of Sellers or their respective Affiliates or (ii) hire, retain or attempt to hire or retain any officer of the Company or any Subsidiary of the Company or in any way interfere with the relationship between the Company or any Subsidiary of the Company and any such officer; provided, that, in the case of clause (i) above, general solicitation or advertisement not directed at such employees shall not be prohibited hereunder. Each Seller expressly agrees that the Buyer would not have agreed enter into this Agreement unless such Seller had agreed to be bound by the provisions of this Section 6.01. Each Seller expressly acknowledges and agrees that the restrictions in this Section 6.01 are reasonable in geographic and temporal scope and are as narrowly tailored as possible to meet the reasonable needs of the Buyer to protect the value of the Business it is acquiring pursuant to this Agreement. Each Seller acknowledges and agrees that the rights and obligations set forth in this Section 6.01 are of a unique and special nature and that the Buyer would be without an adequate legal remedy in the event that such Seller violated any of the covenants set forth in this
Section 6.01. Each Seller agrees, therefore, that, in addition to all other rights and remedies at law or in equity or otherwise that may be available to the Buyer, each of the covenants made by such Seller in this Section 6.01 shall be specifically enforceable, without the posting of any bond, should be brought in equity to enforce such provisions, none of the parties to this Agreement shall raise the defense that there is an adequate remedy at law. Each Seller agrees that in light of the unique and special nature of its agreements in this
Section 6.01, the Buyer shall not be required to prove that monetary damages for breach of the provisions of this Section 6.01 would be difficult to calculate or that remedies at law would be inadequate. Each Seller agrees not to take any actions designed to any extent to circumvent the restrictions set forth in this
Section 6.01, including, without limitation, forming a newly formed entity or acting in concert with an Affiliate.

          6.02 Release. Subject to the right of current and former officers and directors of the Company who are Sellers or Affiliates of Sellers to make claims for the indemnification and exculpation as provided by applicable law or the
Company's certificates of incorporation or

                                       40

bylaws, the Sellers hereby irrevocably release and forever discharge the Company from any and all actions, causes of action, suits, debts, claims and demands
(except for obligations arising under this Agreement and any other document or instrument executed and delivered in connection with the transactions contemplated by this Agreement) that arise out of acts, events, conditions or omissions occurring or existing from the beginning of the world to and including the Closing Date.

          6.03 Subscription and Shareholders' Agreement. The Company, the
Investors and the Managers (i) hereby irrevocably consent to the execution, delivery and performance of this Agreement by each of the other parties for purposes of the Shareholders' Agreement, (ii) agree not to take any action pursuant to the Shareholders' Agreement that would, directly or indirectly, impede, delay or otherwise adversely affect the consummation of the transactions contemplated hereby and (iii) agree that the Shareholders' Agreement shall terminate automatically upon the Closing. Each Equityholder hereby waives its right to claim any indemnification or reimbursement against the Company under
Section 14 of the Shareholders' Agreement.

                                   ARTICLE VII

                             COVENANTS OF THE BUYER

          7.01 Director and Officer Liability and Indemnification.

          (a) For a period of six years after the Closing, the Buyer shall not, and shall not permit the Company to amend, repeal or modify any provision in the
Company's governing documents, including the Company's articles of incorporation and bylaws, relating to the exculpation or indemnification of former officers and directors (unless required by law), it being the intent of the parties that the officers and directors of the Company prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under applicable law.

          (b) For a period of six years after the Closing, the Buyer shall, or shall cause the Company to, maintain director and officer liability insurance which insurance shall provide coverage for the individuals who were officers and directors of the Company immediately prior

                                       41

to Closing comparable to the policy or policies maintained by the Company immediately prior to the Closing for the benefit of such individuals; provided, however, that the Buyer's aggregate obligations under this Section 7.01(b) shall be limited to the payment of a single premium for a "tail" policy in an amount not to exceed $57,000.

                                  ARTICLE VIII

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IX

                                 REPRESENTATIVE

          9.01 Designation. CFB Venture Fund, L.P. - Series III (the
"Representative") is hereby designated by each of the Sellers to serve as the representative of the Sellers with respect to the matters expressly set forth in this Agreement to be performed by the Representative. The Representative may act through its manager or any of its authorized signatories.

          9.02 Authority. Each of the Sellers, by the execution of this
Agreement, hereby irrevocably appoints the Representative as the agent, proxy and attorney-in-fact for such Seller for all purposes of this Agreement and the agreements contemplated hereby (including the full power and authority on such
Seller's behalf (a) to consummate the transactions contemplated herein; (b) to pay such Seller's expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof);
(c) to disburse any funds received hereunder to such Seller and each other
Seller; (d) to execute and deliver any certificates representing the Shares or
Warrants and execute and deliver such further instruments of assignment as the
Buyer shall reasonably request; (e) to execute and deliver on behalf of such
Seller any amendment or waiver hereto; (f) to take all other actions to be taken by or on behalf of such Seller in connection herewith; (g) to negotiate, settle, compromise and otherwise handle all claims for indemnification made by the Buyer pursuant to Section 10.02 hereof; and (h) to give and receive after the Closing all notices required to be given and to do each and every act and exercise any and all rights which such Seller or the Sellers collectively are permitted or required to do or exercise under this Agreement). Each of the Sellers agrees that such agency and proxy

                                       42

are coupled with an interest, are therefore irrevocable without the consent of the Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller.

          9.03 No Fiduciary Relationship; Exculpation; Reliance.

          (a) The Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Seller, except in respect of amounts received, if any, by the Representative on behalf of a Seller. The
Representative shall not be liable to any Seller for any action taken or omitted by it or any agent employed by it under this Agreement or any other agreement executed in connection herewith, except that the Representative shall not be relieved of any liability imposed by law for gross negligence or willful misconduct. The Representative shall not be liable to any Seller for any apportionment or distribution of payments made by it in good faith, and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Seller to whom payment was due, but not made, shall be to recover from other Sellers (including the Representative in its capacity as a Seller), any payment in excess of the amount to which they are determined to have been entitled pursuant to this Agreement.

          (b) Neither the Representative nor any agent employed by it shall incur any liability to any Seller by virtue of the failure or refusal of the
Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud or bad faith.

          (c) The Buyer and the Company shall be able to rely conclusively on the actions, instructions and decisions of the Representative on behalf of the
Sellers as to the defense or settlement of any claims for indemnification by the
Buyer and the Company and any other actions required to be taken by the
Representative hereunder.

                                    ARTICLE X

                              ADDITIONAL COVENANTS

          10.01 Survival.

                                       43

          (a) The representations and warranties of the Company, Sellers and the
Buyer contained in this Agreement shall survive the Closing for the applicable periods set forth in this Section 10.01. Any and all claims and causes of action for indemnification under this Article X arising out of the inaccuracy or breach of any representation or warranty of the Company, the Sellers or the Buyer must be made prior to the termination of the applicable survival period (if any). In the event notice of any claim or cause of action for indemnification shall have been given in accordance with this Article X within the applicable survival period (if any), the representations, warranties, covenants and undertakings that are the subject of such claim or cause of action shall survive until such time as such claim or cause of action is finally resolved.

          (b) All of the representations and warranties of the Company, the
Sellers and the Buyer contained in this Agreement and any and all claims and causes of action for indemnification under this Article X with respect thereto shall terminate on the second anniversary of the Closing Date; provided, however, that (i) the representations and warranties of the Sellers or the
Company, as applicable, (x) contained in Sections 3.01 (Execution; Validity),
3.02 (Authority), 3.03 (No Breach), 3.04 (Ownership), the first sentence of 4.01
(Organization and Power), 4.02 (Subsidiaries), 4.03 (Authorization; No Breach),
4.04 (Capitalization), and 4.08 (Tax Matters), shall survive until the expiration of the applicable statute of limitations, (y) contained in Section
4.14 (Employee Benefits) shall survive until the third anniversary of the
Closing Date, and (z) contained in Section 4.16 (Environmental Matters) shall survive until the sixth anniversary date of the Closing Date, and (ii) the representations and warranties of the Buyer contained in Sections 5.01
(Organization and Corporate Power), 5.02 (Authorization), and 5.07 (Investment
Representation) shall survive until the expiration of the applicable statute of limitations (the representations and warranties listed in clauses (i) and (ii)
above, the "Fundamental Representations"). Notwithstanding anything to the contrary in this Agreement, to the extent the Company breaches its representation and warranty in the first sentence of Section 4.02
(Subsidiaries), all other representations and warranties in Article IV of this
Agreement shall be deemed to apply, mutatis mutandis, to any Subsidiary of the
Company existing on or prior to the date hereof. All covenants and undertakings required to be performed after the Closing shall survive until fully performed or fulfilled. The rights of any indemnified party under any other indemnification obligations pursuant to this Article X shall have no expiration date.

                                       44

          (c) No investigation made (including any environmental investigation or assessment or any due diligence review or investigation) or knowledge acquired or capable of being acquired by or on behalf of a party hereto at any time before or after the date of this Agreement shall affect any representation, warranty, covenant or undertaking of the other party contained in this Agreement or the indemnification obligations of any party under this Agreement.

          10.02 Indemnification.

          (a) Subject to the provisions of Section 10.02(j), Section 10.03,
Section 10.04 and the next sentence, each of the Buyer, each Affiliate of the
Buyer (including after the Closing Date, the Company and its Subsidiaries), and
their respective stockholders, partners, officers, directors, agents, employees, successors and assigns (collectively, the "Buyer Indemnitees") shall be indemnified and held harmless by the Sellers (on a several, and not a joint and several, basis according to each Seller's Indemnification Share) against any loss, Liability, damage, expense (including reasonable legal fees and expenses,
(collectively, "Losses" and individually, a "Loss") that any such Buyer
Indemnitee suffers, sustains or becomes subject to, whether in respect a Third
Party Claim or otherwise, arising from or relating to (1) any breach of any representation or warranty of the Company set forth in this Agreement and in any certificate delivered pursuant hereto (in each case, without regard to materiality or Material Adverse Effect qualifiers set forth in any such representation or warranty except for any such qualifier(s) contained in the first sentence of Section 4.06), (2) any breach of any covenant of the Company set forth in this Agreement or (3) the failure to obtain any consent, approval or authorization, or provide any notice, required in connection with the transactions contemplated by this Agreement under any license for the use of software set forth on the Company Authorization Schedule. Notwithstanding anything herein to the contrary, the following limitations shall apply to
Sellers' indemnification obligations pursuant to clause (1) of this Section
10.02(a):

               (i) subject to Section 10.02(a)(iii), the Buyer Indemnitees shall not be entitled to seek indemnification with respect to any Loss unless and until the aggregate amount of such Loss suffered by the Buyer Indemnitees as a result of such breach or series of breaches

                                       45

associated with related events or circumstances exceeds $10,000 (the "De Minimis
Amount"), in which case all of such amount shall be deemed to be a Loss hereunder;

               (ii) subject to Section 10.02(a)(iii), the Buyer Indemnitees shall not be entitled to seek indemnification with respect to any Losses unless
(A) each such Loss or series of related Losses is in excess of the De Minimis
Amount and (B) until and only to the extent that the aggregate amount of all such Losses suffered by the Buyer Indemnitees as a result of such breach(es)
exceeds in the aggregate $300,000 (the "Basket"), in which case the Buyer
Indemnitees shall be entitled to indemnification for all of the Losses the Buyer
Indemnitees have incurred; and

               (iii) the aggregate amount of all payments to which the Buyer
Indemnitees shall be entitled in satisfaction of claims for indemnification pursuant to clause (1) of this Section 10.02(a) shall in no event exceed
$4,000,000 (the "Cap"); provided, however, that none of the Basket, the De
Minimis Amount or the Cap shall apply with respect to any Losses resulting from or relating to breaches of representations and warranties (without regard to materiality or Material Adverse Effect qualifiers set forth in any such representation or warranty except for any such qualifier(s) contained in the first sentence of Section 4.06) of the Sellers and/or the Company contained in any of the Fundamental Representations; provided further, that no single Seller shall be liable under clause (1) of this Section 10.02(a) (together with any indemnification owing or paid by such Seller under clause (1) of Section
10.02(b) and Section 10.04(d)) for more than such Seller's Indemnification Share of $30,000,000 (the "Overall Cap").

          (b) Subject to the provisions of Section 10.02(j), each Seller shall solely for himself, herself or itself severally (not jointly and severally)
indemnify each of the Buyer Indemnitees and hold each such Person harmless against any Loss that such Person suffers, sustains or becomes subject to, whether in respect of a Third Party Claim or otherwise, arising from or relating to (1) any breach of any representation or warranty of such Seller set forth in this Agreement and in any certificate delivered pursuant hereto (in each case, without regard to materiality or Material Adverse Effect qualifiers set forth in any such representation or warranty) or (2) any breach of any covenant of such
Seller set forth in this Agreement. Notwithstanding anything herein to the contrary, (A) the Buyer Indemnitees shall not be entitled to seek

                                       46

indemnification with respect to any Loss under clause (1) of this Section
10.02(b) unless, until and only to the extent that the aggregate amount of such
Loss suffered by the Buyer Indemnitees under clause (1) of this Section 10.02(b)
exceeds the De Minimis Amount (in which case all of such amount shall be deemed a Loss hereunder), and until and only to the extent that the aggregate amount of all such losses suffered by the Buyer Indemnitees as a result of such breach(es)
exceeds the Basket (in which case the Buyer Indemnitees shall be entitled to indemnification for all Losses incurred by the Buyer Indemnitees); and (B) the aggregate amount of all payments to which the Buyer Indemnitees shall be entitled in satisfaction of claims for indemnification pursuant to clause (1) of this Section 10.02(b) together with any indemnification amounts owing or paid by
Sellers under clause (1) of Sections 10.02(a) shall in no event exceed the Cap;
provided, however, that neither the De Minimis Amount, the Basket nor the Cap shall apply with respect to any Losses resulting from or relating to breaches of representations and warranties contained in any of the Fundamental
Representations, provided, further, that no single Seller shall be liable under clause (1) of this Section 10.02(b) (together with any indemnification claim amounts owing or paid by such Seller under clause (1) of Section 10.02(a) and
Section 10.04(d)) for more than such Seller's Indemnification Share of the
Overall Cap.

          (c) Subject to the provisions of Section 10.02(j) and the next sentence, the Buyer shall indemnify each Seller and hold them harmless against any Loss that any such Seller suffers, sustains or becomes subject to, whether in respect of a Third Party Claim or otherwise, arising from or relating to (1)
any breach of any representation or warranty of the Buyer set forth in this
Agreement and in any certificate delivered pursuant hereto (in each case, without regard to materiality qualifiers set forth in any such representation or warranty), (2) any breach of any covenant of the Buyer set forth in this
Agreement or (3) with respect to any Seller that is not a Management
Equityholder, such Seller's actual loss of the rebuttable presumption referenced
Section 11.3(a)(ii) of the Asset Purchase Agreement directly resulting from the
Company's failure to perform after the Closing Date the four tasks set forth in
Section 11.3(a)(ii) therein. Notwithstanding anything herein to the contrary,
(A) the Sellers shall not be entitled to seek indemnification with respect to any Loss under clause (1) of this Section 10.02(c) suffered by the Sellers as a result of such breaches unless, until and only to the extent that the aggregate amount of all Losses suffered by the Sellers under clause (1) and (2) of this
Section 10.02(c) as a result of such breaches exceeds the De Minimis Amount (in which case all of such amount shall be

                                       47

deemed a Loss hereunder) and the Basket (in which case the Sellers shall be entitled to indemnification for all of the Losses incurred by the Sellers); and
(B) the aggregate amount of all payments to which the Sellers shall be entitled in satisfaction of claims for indemnification pursuant to clause (1) and clause
(2) of this Section 10.02(c) shall in no event exceed the Cap; provided, however, that neither the De Minimis Amount, the Basket nor the Cap shall apply with respect to any Losses resulting from or relating to breaches of representations and warranties contained in any of the Fundamental
Representations.

          (d) Promptly after the written assertion by any third party of any claim (a "Third Party Claim") against any Person entitled to indemnification under this Section 10.02 (the "Indemnitee") that results or may result in the incurrence by such Indemnitee of any Loss for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall promptly (and, in any event, within fifteen (15) Business Days (or such lesser number of days set forth in the notice delivered by the Indemnitee to the
Indemnitor as may be required by court proceeding in the event of a litigated matter) after receiving notice of such Third Party Claim) notify in writing the parties from whom such indemnification could be sought (the "Indemnitors") and, if a Buyer Indemnitee is the Indemnitee, the Representative of such Third Party
Claim. The Representative shall act on behalf of all Indemnitors in the case of all Third Party Claims with respect to which any Buyer Indemnitee is seeking indemnification under subsection (a) above and may, at its option, assume and conduct the defense of the Indemnitee against or respond to such Third Party
Claim (including the employment of counsel and the payment of reasonable expenses) with counsel reasonably acceptable to the Buyer Indemnitee; provided, however, that in the event any Third Party Claim or series of related Third
Party Claims (x) involving any Environmental Claim relating to, or Remedial
Action on, any real property owned or operated by the Business, (y) where Losses in the aggregate are reasonably likely to exceed the Cap by at least $250,000 or
(z) there is a reasonable probability that a Third-Party Claim may adversely affect a Buyer Indemnitee other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, in each case, the
Buyer Indemnitee shall have the right to control the defense of such Third Party
Claim (at the expense of the Indemnifying Party) and designate counsel for such defense; provided, that the Indemnitor shall have the right to consent to the choice of such counsel (such consent not to be unreasonably withheld or delayed). No such Third Party Claim or series of related Third Party Claims may be

                                       48

settled or compromised without the prior written consent of the Indemnitor
(which consent will not be unreasonably withheld or delayed). Any Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof (to the extent such Indemnitee shall not control the defense thereof), but the fees and expenses of such counsel shall not be an expense of the Indemnitor unless (i) the Indemnitor shall have failed, within fifteen (15) Business Days (or such lesser number of days set forth in the notice delivered by the Indemnitee to the Indemnitor as may be required by court proceeding in the event of a litigated matter) after having been notified by the Indemnitee of the existence of such Third Party Claim as provided in the preceding sentence, to assume and conduct the defense of such
Third Party Claim or (ii) the employment of such counsel has been specifically authorized by the Indemnitor and/or the Representative in the case of all Third
Party Claims with respect to which any Buyer Indemnitee is entitled to indemnification under subsection (a) above. Where the Indemnitee is not represented by counsel of its choosing, the Indemnitor shall keep the Indemnitee fully informed as to the status of such Third-Party Claim and any related proceedings at all stages thereof. The assumption of the defense of a Third
Party Claim by an Indemnitor shall conclusively establish the Indemnitor's responsibility to indemnify the Indemnitee with respect to all of such Third
Party Claim.

          (e) The amount of any Loss subject to indemnification hereunder or of any claim therefor shall be calculated adjusted to take into account (i) any net reduction of the Taxes paid by, or refund of Taxes received by, the Buyer or the
Company as a result of such Loss and any net increase in Taxes payable by the
Company or the Buyer as a result of the receipt or accrual of any indemnity payment in respect of any Loss and (ii) any insurance proceeds or other recoveries (net of collection expenses) actually received by any Seller, the
Buyer, the Company on account of such Loss (including, but not limited to, amounts actually received from any third party for indemnification or contribution). If the Sellers have made an indemnification payment hereunder and the Buyer subsequently receives insurance proceeds or a Tax benefit described in clauses (i) and (ii) if the immediately preceding sentence, the Buyer shall promptly pay such insurance payment or tax benefit to the Representative on behalf of Sellers. The Buyer, the Company and its Subsidiaries shall use commercially reasonable efforts to seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder, and the Buyer and the Company shall use

                                       49

reasonable commercial efforts to continue and maintain insurance policies in effect for periods before the Closing. In the event that an insurance recovery is made by an indemnified person, and the proceeds of such insurance are actually received by such person with respect to any Loss for which any such
Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery (net of all direct collection expenses) shall be made promptly to the indemnifying person or (in the case of the Sellers, to the
Representative (on behalf of the Sellers)). Each party hereby waives, to the extent permitted under its applicable insurance policies, any subrogation rights that its insurer may have with respect to any indemnifiable Losses.

          (f) All indemnification payments made hereunder shall be treated by all parties as an adjustment to the Purchase Price.

          (g) The Indemnitor and Indemnitee shall cooperate in providing reasonable access to each other's relevant business records and other documents and employees in connection with Third Party Claims provided, that, (i) the reasonable costs and expenses of the Indemnitee thereto shall constitute Losses and (ii) an Indemnitee shall not be required to provide any access to the extent it would materially and adversely impact the operation of its businesses;
provided, that such Indemnitor shall reasonably cooperate with the Indemnitee to provide reasonable access at an alternative time.

          (h) The Buyer agrees that in the event of any breach giving rise to an indemnification obligation under Section 10.02(a), the Buyer shall take and cause its Affiliates (including the Company and it Subsidiaries) to take, or cooperate with the Representative, if so requested by the Representative, in order to take, commercially reasonable measures to mitigate the consequences of the related breach (including taking steps to prevent any contingent liability from becoming an actual liability); provided, however, that, except as otherwise required by applicable Law, the Buyer shall not be under any obligation to incur any material expenses pursuant to this Section 10.02(h).

          (i) Upon payment in full or any Losses pursuant to Section 10.02 or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitor shall be subrogated to the extent of such payment to the rights of the Indemnitee against any Person

                                       50

with respect to the subject matter of such Loss or Third Party Claim. The
Indemnitee shall assign or otherwise cooperate with the Indemnitor, at the cost and expense of the Indemnitor, to pursue any claims against, or otherwise recover amounts from, any Person liable or responsible for any Losses for which indemnification has been received pursuant to this Agreement. Notwithstanding the foregoing, no Indemnitor shall be required or obligated to take any action that is in conflict with any insurance policy or other agreement pursuant to which subrogation or assignment would occur.

          (j) Except (i) in the case of fraud, (ii) for seeking specific performance or other form of equitable relief available at law or at equity in connection with the enforcement of a covenant in this Agreement or (iii) as otherwise expressly provided in this Article X, no claim shall be brought or maintained by any Person entitled to indemnification hereunder against any officer, director or employee (present or former) of the indemnifying party or, in the case where a Seller is the indemnifying party, the Representative, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties or covenants set forth or contained in this
Agreement or any exhibit or schedule hereto or any certificate delivered hereunder. The obligations of the Sellers for all purposes under this Agreement are several and not joint and several, and, except in the case of fraud, in no event shall any Seller, the Representative or any present or former officer director or employee of the Company have any shared or vicarious liability for the actions or omissions of any other Person.

          10.03 Exclusive Remedy.

          (a) Following the Closing, except with respect to claims based upon fraud, the indemnification provided by Article X shall be the sole and exclusive remedy for any Losses of any Person entitled to indemnification hereunder with respect to any misrepresentation or inaccuracy in, or breach of, any representations or warranties in this Agreement or any Schedules hereto. No
Person shall be entitled to recover with respect to a claim for punitive damages, lost profits or any multiple of net profits, cash flow, "free cash flow," EBITDA, EBIT, other measures of earnings before interest, taxes, and other items, or any other valuation of the Company except to the extent awarded by a court of competent jurisdiction in connection with a

                                       51

Third Party Claim or in the case of consequential or similar damages or any diminution of value or lost profits, to the extent reasonably foreseeable.

          (b) The Buyer, the Company and their respective successors and permitted assigns, hereby waive any right to seek contribution or other recovery from any Seller (or their respective officers, directors, partners, members, managers, or employees (both present or former)) that any of them may now or in the future have under any Environmental Laws (including the Comprehensive
Environmental Response, Compensation and Liability Act, any analogous state law, and any common law providing for any remedy or right of recovery with respect to environmental matters) in respect of any actions, omissions or conditions occurring or existing in respect of the Company or the Business prior to the
Closing. The Buyer, the Company and their respective successors and permitted assigns hereby release Sellers (and their respective officers, directors, partners, members, manager, or employees (present and former)) from any and all such claims, demands and causes of action that any of them may now have or in the future have under such Environmental Laws in respect of any actions, omissions or conditions occurring or existing in respect of the Company or the
Business prior to the Closing. Nothing in this Section 10.3(b) shall limit in any way any rights to indemnification that any Buyer Indemnitee may have pursuant to Section 10.02(a) above.

          10.04 Certain Tax Matters. The following provisions shall govern the allocation of responsibility as between the Buyer and the Company on the one hand and the Sellers and the Representative on the other hand for certain Tax matters following the Closing:

          (a) The Buyer, the Company, the Sellers and the Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's reasonable request) making available of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall retain all books and records with respect to Tax matters pertinent to the Company relating to any Tax periods and shall abide by all record retention agreements entered into with

                                       52

any taxing authority, and shall give the Representative reasonable written notice prior to transferring, destroying or discarding any such books and records prior to the expiration of the applicable statute of limitations for that Tax period, and if the Representative so requests, the Company shall allow the Representative to take possession of such books and records.

          (b) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne equally by the Buyer and the
Sellers when due, and the Buyer and the Sellers will, each at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, each of the Buyer and the Sellers will join in the execution of any such Tax Returns and other documentation.

          (c) The Buyer shall be entitled to any and all Income Tax refunds or credits of the Company with respect to any losses or credits incurred for periods ending on or prior to the Closing Date regardless of whether such refunds or credits are received before or after the Closing Date. The Buyer will pay any such amounts (without duplication) to the Representative within 10 days of receipt of such refund.

          (d) Tax Indemnification. The Sellers shall severally (based on each
Seller's Indemnification Share), and not jointly, indemnify the Buyer
Indemnitees and hold them harmless from and against any Loss attributable to (i)
all Taxes (or the non-payment thereof) of the Company for all Taxable periods ending on or before the Closing Date and the portion through the end of the
Closing Date for any Taxable period that includes (but does not end on) the
Closing Date ("Pre-Closing Tax Period"), (ii) all Taxes of any member of an
Affiliated Group of which the Company (or any predecessor of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury
Regulation Section 1.1502-6 (or any analogous or similar state, local, or foreign law or regulation), and (iii) any and all Taxes of any Person imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, that any such claims for indemnity pursuant to this Section 10.04(d) shall not be subject to the De Minimis Amount, the
Deductible Basket or the Cap; provided, further that no

                                       53

Seller shall be liable under Section 10.04(d) together with any amounts paid or owed by such Seller under clause (1) of Section 10.02(a) and clause (1) of
Section 10.02(b) for more than such Seller's Indemnification Share of the
Overall Cap. Buyer Indemnitees shall not be entitled to indemnification under this Section 10.04(d) for any Taxes to the extent they have received indemnification proceeds in respect of such Taxes under Section 10.02(a).

          (e) Straddle Period. In the case of any Taxable period that includes
(but does not end on) the Closing Date (a "Straddle Period"), the amount of any
Taxes for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time).

          (f) Tax Return Filing. The Buyer shall cause the Company to prepare all of the Company's Tax Returns for each Tax period that ends on or before the
Closing Date or is a Straddle Period. All such Tax Returns shall be prepared and filed in a manner consistent with prior practice, except as required by a change in applicable law. The Buyer shall cause the Company to file such income Tax
Returns for all other periods; provided, however, the Company shall provide the
Representative with (i) a copy of such Tax Return and a statement setting forth the amount of the Tax shown on such Tax Return that is allocable to Seller pursuant to this Section 10.04 at least 15 Business Days prior to the due date of such Tax Return and (ii) an opportunity to provide comments on, or suggestions for changes to, such Tax Return, which the Buyer shall not unreasonably disregard. Representative shall pay to the Company the amount shown on such statement (as modified, if at all, in response to Representative's comments and suggestions) at least two (2) Business Days prior to the date such
Tax Return is due.

          (g) Additional Agreement. The parties agree, for the avoidance of doubt, that any increase in Taxes of the Company for any transaction or event occurring after the Closing that would otherwise be payable as a result of the existence of the deferred tax liability on the Latest Balance Sheet shall not constitute a Tax attributable to a Pre-Closing Tax Period for which Sellers are responsible.

                                       54

          10.05 Further Assurance. From time to time, as and when reasonably requested by any party hereto and at such party's expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

          10.06 No Additional Representations; Disclaimer.

          (a) The Buyer acknowledges that neither the Representative, Sellers, the Company nor any other Person acting on behalf of the Company or any of its
Affiliates has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or their respective business or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the
Schedules hereto. The Buyer further agrees that none of the Sellers nor any other Person shall have or be subject to any liability to the Buyer or any other
Person resulting from the distribution to the Buyer, or the Buyer's use of, any such information, including the Confidential Memorandum prepared by
Goldsmith-Agio-Helms and any information, document or material made available to the Buyer or the Buyer's Representatives in the electronic "data room"
maintained on Intralinks, management presentation or any other form in expectation of the transactions contemplated by this Agreement.

          (b) In connection with the Buyer's investigation of the Company, the
Buyer or the Buyer's representatives have received from or on behalf of the
Company certain projections, including projected statements of operating revenues and income from operations of the Company for the fiscal year ending
December 31, 2006 and for subsequent fiscal years and certain business plan information for such fiscal year and succeeding fiscal years. The Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that the Buyer is familiar with such uncertainties, that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that the Buyer shall have no claim against the Sellers or any other Person with respect thereto.

                                       55

Accordingly, neither the Company nor the Sellers make any representations or warranties whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

          (c) The Buyer acknowledges that it has conducted to its satisfaction, an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company in connection with its determination to proceed with the transactions contemplated by this Agreement. THE BUYER ACKNOWLEDGES THAT
REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND THE SELLERS CONTAINED HEREIN
AND IN THE SCHEDULES HERETO CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS OF
THE COMPANY AND THE SELLERS TO THE BUYER IN CONNECTION WITH THE TRANSACTIONS
CONTEMPLATED HEREBY, AND THE BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL
OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED
(INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL
FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE
COMPANY) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY AND THE SELLERS AND ARE NOT
SUBJECT TO INDEMNIFICATION BY THE SELLER. Notwithstanding the foregoing, the parties hereto acknowledge and agree, however, that, notwithstanding the Buyer's conduct of its due diligence and independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company, (i) the Buyer is entitled to rely on all of the representations and warranties of the Company and the Sellers set forth herein and all of the Schedules and Exhibits hereto, and (ii) nothing contained herein shall limit, condition or otherwise restrict or impair in any way (A) the Buyer's rights and remedies hereunder associated with its reliance on the representations and warranties of the Company and the Sellers expressly and specifically set forth in this Agreement, including the Schedules attached hereto or (B) the Buyer's rights to indemnification under this Article X with respect to such representations and warranties.

                                       56

                                   ARTICLE XI

                                   DEFINITIONS

          "ADEQ Consent Order" means the Arkansas Department of Environmental
Quality Consent Administrative Order #LIS 00-152, issued June 30, 1999, and any amendments thereto.

          "Adjusted EBITDA Certificate" has the meaning set forth in Section
2.02.

          "Action" has the meaning set forth in Section 4.11.

          "Adjusted EBITDA" has the meaning set forth on Exhibit F

          "Affiliated Group" has the meaning set forth in Section 4.08.

          "Affiliates" of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Aggregate Preferred Stock Payment" means $2,100,000.

          "Asset Purchase Agreement" means the Asset Purchase Agreement, dated
July 1, 2003, by and among the Company and Greenville Tube, LLC.

          "Audited Financial Statements" has the meaning set forth in Section
4.05.

          "Basket" has the meaning set forth in Section 10.02(a).

          "Business" means the manufacturing and sales of stainless steel and specialty alloy tubular products by the Company and any business operations related thereto.

          "Business Trade Secrets" has the meaning set forth in Section 4.10(f).

          "Buyer" has the meaning set forth in the preamble.

                                       57

          "Buyer Indemnitees" has the meaning set forth in Section 10.02(a).

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by Law or executive order to close.

          "By-Laws Amendment" means an amendment to the Company's by-laws that provides that, effective as of the Closing, the Board of Directors of the
Company shall consist of one (1) member.

          "Cap" has the meaning set forth in Section 10.02(a)(iii).

          "Cash" means those items of the Company as of the close of business on the Closing Date that are required by GAAP to be included as "cash" or "cash equivalents" on the Closing Balance Sheet, but excluding (x) outstanding checks,
(y) any restricted cash balances, and (z) in each case, any effects of the consummation of the transactions contemplated by this Agreement and the financing thereof.

          "Chart Guarantee" has the meaning set forth in Section 4.16(j).

          "Closing" has the meaning set forth in Section 1.02(a).

          "Closing Statement" has the meaning set forth in Section 1.01(d)(ii).

          "Closing Costs" means (i) all of the fees, expenses and other payments required to be paid or otherwise incurred by the Company or any Seller in connection with the transactions contemplated by this Agreement (on its own behalf and on behalf of the Equityholders, individually or as a group) that remain unpaid as of the Closing and, subject to Closing, are to be paid by the
Buyer at the Closing pursuant to Section 1.02(b), including, without limitation, any fees and expenses owing to Goldsmith-Agio-Helms, Husch & Eppenberger LLC,
Buchanan Ingersoll PC, Schneider Downs, AON, and such other parties as are set forth on the Closing Costs Schedule attached hereto and (ii) the bonus compensation intended to be paid by the Company to any of the Management
Equityholders and certain other employees of the Company in an amount not to exceed $841,000 in the aggregate, which shall not be paid at Closing but shall be paid through the Company's payroll systems in accordance with the Company's customary payroll procedures and using the Company's available cash on hand.

                                       58

          "Closing Date" has the meaning set forth in Section 1.02(a).

          "Closing Date Cash" means the Cash of the Company as of the Closing
Date.

          "Closing Date Indebtedness" means the Indebtedness of the Company as of the Closing Date, which shall be expressed as a positive number for purposes of the calculations in Section 1.01 hereof.

          "Closing Transactions" has the meaning set forth in Section 1.02(b).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" has the meaning set forth in the preamble.

          "Company" has the meaning set forth in the preamble.

          "Company Business Plan" means the business plan of the Company attached hereto as Exhibit E.

          "Competing Business" has the meaning set forth in Section 6.01.

          "Contract" means, whether oral or written, any agreement, contract, lease, license, franchise, note, bond, mortgage, indenture, guarantee, purchase or sale order or other instrument or obligation, arrangement or commitment, including all amendments thereto.

          "Copyright" has the meaning set forth in the definition of
Intellectual Property.

          "De Minimis Amount" has the meaning set forth in Section 10.02(a)(i).

          "Draft Statement" has the meaning set forth in Section 1.01(d)(i).

          "Earnout Agreement" means the Earnout Agreement executed by the
Company and Greenville Tube, LLC in connection with the Asset Purchase
Agreement.

          "Employee Benefit Plan" has the meaning set forth in Section 4.14.

                                       59

          "Environmental Claims" means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any governmental authority, or any third party alleging violations of
Environmental Laws or alleging Releases of Hazardous Materials from (i) any assets, properties or businesses of the Company or any predecessor in interest;
(ii) from adjoining properties or businesses; or (iii) from or onto any facilities that received Hazardous Materials generated by the Company or any predecessor in interest.

          "Environmental Laws" means all Federal, state and local laws, statutes, ordinances, rules and regulations in each case, and all final court orders, decrees and legally-binding arbitration awards, imposing liability or establishing standards of conduct for protection of the indoor and outdoor environment, including the Comprehensive Environmental Response, Compensation
and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource
Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the
Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act
("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health
Act ("OSHA"), 29 U.S.C. 655 et seq.; the Arkansas Water and Pollution Control
Act, Sec. 8-4-101, Arkansas Code, et seq.; the Arkansas Solid Waste Management
Act, Sec. 8-6-201, Arkansas Code, et seq.; the Solid Waste Management and
Recycling Fund Act, Sec. 8-6-601 Arkansas Code, et seq.; the Hazardous Waste
Management Act, Sec. 8-7-201, Arkansas Code, et seq.; Arkansas Resource
Reclamation Act of 1979, Sec. 8-7-301, Arkansas Code, et seq.; the Emergency
Response Fund Act, Sec. 8-7-401, Arkansas Code, et seq.; and the Remedial Action
Trust Fund Act, Sec. 8-7-501, Arkansas Code, et seq.; and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment.

          "Environmental Liabilities" means all Liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any governmental authority or any third party, and which relate to any environmental condition at or a Release of Hazardous Materials

                                       60

from or onto (i) any property presently or formerly owned or occupied by the
Company or its predecessors or (ii) any facility that received Hazardous
Materials generated by the Company.

          "Equityholder" has the meaning set forth in the preamble.

          "ERISA" has the meaning set forth in Section 4.14.

          "Estimated Closing Date Cash" means the Closing Date Cash as calculated in good faith by the Chief Financial Officer of the Company prior to the Closing Date, as certified in writing and delivered to the Buyer by such date, together with a reasonably detailed explanation of such calculation.

          "Estimated Closing Date Indebtedness" means the Closing Date
Indebtedness as calculated in good faith by the Chief Financial Officer of the
Company prior to the Closing Date, as certified in writing and delivered to the
Buyer by such date, together with a reasonably detailed explanation of such calculation (including, without limitation, all necessary information concerning such Indebtedness to enable the Buyer to make the payments contemplated by
Section 1.02(b)(iii) hereof).

          "FCPA" has the meaning set forth in Section 4.25.

          "Final Closing Date Cash" means the Closing Date Cash as finally determined in accordance with Section 1.01(d).

          "Final Closing Date Indebtedness" means the Closing Date Indebtedness as finally determined in accordance with Section 1.01(d).

          "Final Purchase Price" has the meaning set forth in the first sentence of Section 1.01(d) as finally determined pursuant to such Section.

          "Financial Statements" has the meaning set forth in Section 4.05.

          "Firm" has the meaning set forth in Section 1.01(d)(ii).

          "Fundamental Representations" has the meaning set forth in Section
10.01(b).

                                       61

          "GAAP" means the United States generally accepted accounting principles, applied on a basis consistent with the Audited Financial Statements.

          "Goldsmith-Agio-Helms" has the meaning set forth in Section 3.06.

          "Governmental Authorities" has the meaning set forth in Section 4.15.

          "Governmental Authorization" has the meaning set forth in Section
4.15(b).

          "Hazardous Materials" means, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) asbestos containing materials.

          "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, all as amended or otherwise modified from time to time.

          "Indebtedness" means, as applied to the Company, (i) all indebtedness for borrowed money excluding all such indebtedness incurred by the Company pursuant to the written instructions of the Buyer in consummation of the transactions contemplated by this Agreement, (ii) the original secured promissory notes issued to Equityholders other than the Management Equityholders dated July 1, 2003, (iii) all obligations for the deferred purchase price of property and assets or services but excluding, however, trade payables incurred in the Ordinary Course of Business, (iv) all obligations evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are ordinarily made, (v) all capitalized

                                       62

lease obligations, together with the accrued interest thereon through the relevant date of determination, (vi) all obligations under acceptance, standby letters of credit or similar facilities, (vii) all matured obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any membership interests, shares of capital stock or other ownership or profit interest or any warrants, rights or options to acquire such membership interests, shares or such other ownership or profit interest, (viii) all obligations guaranteeing any Indebtedness, leases, dividends or other obligations, of any other Person in any manner, whether directly or indirectly,
(ix) all accrued interest on all obligations referred to in (i) - (viii) and (x)
all obligations referred to in (i) - (x) of a third-party secured by any Lien on property or assets; provided, that Indebtedness shall exclude all intercompany
Indebtedness and shall include any premium, penalty or fee in respect of the payment, prepayment, defeasance, retirement or redemption of any Indebtedness in connection with the consummation of the transactions contemplated hereby, whether or not required, and provided further that Indebtedness shall exclude accruals for current income Taxes and deferred income Taxes, FICA, commissions, payroll, compensation, additional hourly pay, vacation pay, holiday pay, sick pay, professional fees, 401(k) contributions, utilities, real estate or personal property taxes, employee benefits, freight charges, mandrel bars, use Taxes, returns and allowances, franchise taxes, and miscellaneous accrued liabilities consisting of the reserve for workmen's compensation audit and general liability audit.

          "Indemnification Share" means the Indemnification Share of each
Equityholder as set forth on the Equityholders Schedule; it being understood that the sum of the Indemnification Shares of the Equityholders shall equal
100%.

          "Indemnitee" has the meaning set forth in Section 10.02(e).

          "Indemnitors" has the meaning set forth in Section 10.02(e).

          "Initial Purchase Price" has the meaning set forth in Section 1.01(b).

          "Insider" has the meaning set forth in Section 4.21(a).

          "Insurance Policies" has the meaning set forth in Section 4.24.

                                       63

          "Intellectual Property" means all foreign and domestic (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's,
Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same (collectively, "Trademarks"); (ii)
inventions, discoveries and ideas, whether patentable or not, and all patents and patent applications (including without limitation reissues, reexaminations, divisionals, renewals, extensions, provisionals, continuations, continuations-in-part, patent disclosures, mask works and integrated circuit topographies) and equivalents thereof (collectively, "Patents"); (iii)
confidential and proprietary information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "Trade Secrets");
(iv) published and unpublished works of authorship, whether copyrightable or not
(including without limitation computer software), copyrights therein and thereto, and registrations and applications therefore, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights");
(v) electronic data processing, information, recordkeeping, communications, telecommunications, account management, inventory management and other computer systems (including all computer programs, software, databases, firmware, hardware and related documentation) and Internet websites and related content
(collectively, "IT Systems"); and (vi) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including without limitation rights to recover for past, present and future violations thereof (collectively, "Other Proprietary Rights").

          "IRS" has the meaning set forth in Section 4.14.

          "IT systems" has the meaning set forth in the definition of
Intellectual Property.

          "Knowledge" means, with respect to the representations and warranties of the Company set forth herein which are made subject to the qualification "to the Knowledge of the Company," or other qualification of similar import, the knowledge, after due inquiry, of Charles E. Downs, Richard L. Vareha, Harry
Holstead, and Larry B. McCaslin of any matter, fact, or

                                       64

thing. For the purposes of this definition, the term "knowledge, after due inquiry" shall mean knowledge that such person could reasonably be expected to obtain upon a review of the books and records of the Company and making reasonable inquiry of the relevant employees of the Company (including Cathy
Rocole and Paul Anderson with respect to any pertinent matters within their scope of employment) concerning the accuracy of such representation or warranty.

          "Laws" has the meaning set forth in Section 4.21.

          "Leased Real Property" has the meaning set forth in Section 4.07(a).

          "Leases" has the meaning set forth in Section 4.07(a).

          "Latest Balance Sheet" has the meaning set forth in Section 4.05.

          "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or not asserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

          "Liens" means all liens, claims, encumbrances, mortgages, pledges, easements, charges, security interests, options, proxies, voting trusts or other agreements and other restrictions and limitations (statutory or otherwise).

          "Loss" has the meaning set forth in Section 10.02(a).

          "Management Equityholder" means each of Charles E. Downs, Richard L.
Vareha, Harry R. Holstead and Larry McCaslin.

          "Material Adverse Change" means a change, event, circumstance or series of changes, events or circumstances that has had or is reasonably likely to have a Material Adverse Effect.

                                       65

          "Material Adverse Effect" means any effect or change that would, individually or in the aggregate, be materially adverse to the financial condition, assets, liabilities, prospects, properties or operating results of the Company, taken as a whole.

          "Material Contracts" has the meaning set forth in Section 4.09(a).

          "Material Suppliers and Customers" has the meaning set forth in
Section 4.19.

          "Objection Notice" has the meaning set forth in Section 1.01(d)(ii).

          "Options" has the meaning set forth in Section 4.04.

          "Ordinary Course" or "Ordinary Course of Business" means, with respect to any action of the Company, an action that (i) is consistent in all material respects in nature, scope and magnitude with the past practices of the Company and is taken in the ordinary course of the normal, day-to-day operations of the
Company; and (ii) does not require authorization by the board of directors of the Company or any of its shareholders.

          "Other Proprietary Rights" has the meaning set forth in the definition of Intellectual Property.

          "Overall Cap" has the meaning set forth in Section 10.02(a)(iii).

          "Per Common Share Initial Purchase Price" means an amount equal to (A)
the Initial Purchase Price, plus the aggregate exercise price of all Warrants less the Aggregate Preferred Stock Payment, divided by (B) the sum of (i) the number of shares of Common Stock outstanding immediately prior to the Closing plus (ii) the aggregate number of shares of Common Stock issuable upon exercise of the outstanding Warrants.

          "Permits" has the meaning set forth in Section 4.07(g).

          "Permitted Liens" has the meaning set forth in Section 4.06(b).

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

                                       66

          "Preferred Stock" has the meaning set forth in the preamble.

          "Pre-Closing Tax Period" means any Tax period ending on or before the
Closing Date or, in the case of any Straddle Period, the portion of such
Straddle Period up to and including the Closing Date.

          "Products" has the meaning set forth in Section 4.22(b).

          "Proportional interest" or "pro rata portion" of any Equityholder means such Equityholder's percentage ownership of the Company's Class A common stock and Class B common stock on a fully diluted basis (including giving effect to the acceleration of vesting of any restricted shares of the Company's Class B common stock).

          "Registered" means issued, registered, renewed or the subject of a pending application.

          "Related Party" means (i) with respect to a Person that is a natural person, (a) each other member of such person's Family; (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family; (c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity);
and (ii) with respect to a Person other than a natural person, (a) any Person that is an Affiliate of such specified Person; (b) any Person that holds a
Material Interest in such specified Person; (c) any person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a
Material Interest; and (e) any Person with respect to which such specified
Person serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act of 1933, as amended; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's

                                       67

spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities
Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a
Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a
Person.

          "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of
Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

          "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address
Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv)
any other actions authorized by 42 U.S.C. 9601.

          "Representative" has the meaning set forth in Section 9.01.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Series A Common Stock" has the meaning set forth in the preamble.

          "Series B Common Stock" has the meaning set forth in the preamble.

          "Shares" has the meaning set forth in the preamble.

          "Straddle Period" has the meaning set forth in Section 10.04(d).

          "Subscription and Shareholders Agreement" means the agreement of that title, dated as of July 1, 2003, among the Equityholders and the Company.

                                       68

          "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, trust or other entity of which more than 50% of the total voting power, whether by way of contract or otherwise, of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such
Person and one or more Subsidiaries of such Person or (iii) one or more
Subsidiaries of such Person.

          "Tax" or "Taxes" means any federal, state, local or foreign gross or net income, gross or net receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, duty, fee or other governmental charge of any kind, including any interest, penalty or addition thereto, whether disputed or not.

          "Tax Returns" means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

          "TCE Contamination" means the trichloroethylene-related contamination that was the subject of the ADEQ Consent Order.

          "Third Party Claim" has the meaning set forth in Section 10.02(d).

          "Trademarks" has the meaning set forth in the definition of
Intellectual Property.

          "Trade Secrets" has the meaning set forth in the definition of
Intellectual Property.

          "Unaudited Financial Statements" has the meaning set forth in Section
4.05.

          "Warrants" has the meaning set forth in the preamble.

                                       69

          "YTD Adjusted EBITDA" has the meaning set forth in Section 2.02.

                                  ARTICLE XII

                                  MISCELLANEOUS

          12.01 Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made without the joint approval of the Buyer and the
Representative (which approval shall not be unreasonably withheld or delayed)
unless required by Law (in the reasonable opinion of counsel) in which case the
Buyer and the Representative shall have the right to review such press release or announcement prior to publication. Notwithstanding the foregoing, the
Equityholders other than the Management Equityholders may publish a "tombstone"
advertisement that discloses the sale of their interests in the Company to the
Buyer; provided, that (i) the Buyer is given a reasonable advance opportunity to comment on such advertisement and provides any comments within seven days after receiving a copy of such advertisement, and (ii) the advertisement does not include any information regarding the amount of consideration paid.

          12.02 Expenses. Except as otherwise expressly provided herein, the
Sellers, the Company and the Buyer shall pay all of their own expenses
(including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this
Agreement (whether consummated or not); provided, that the Buyer shall fund the payment of all pre-Closing fees and expenses of the Sellers, the Company
(including, without limitation, fees and expenses payable to legal counsel and independent accountants) as part of the Closing Costs.

          12.03 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service
(charges prepaid) or telecopy to the Company at the address set forth below and to any other recipient at the address indicated in this Agreement and to any subsequent holder of Shares at such address as indicated by the Company's records or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
Notices will be deemed to have been given hereunder (i)

                                       70

when delivered personally to the recipient, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00
p.m. on a Business Day at the location of receipt and otherwise on the next following Business Day, provided, that such notice, demand or other communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same Person, or
(iv) five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

          Notices to the Buyer and the Company:

          Castle Harlan, Inc.
          150 E. 58th Street--38th Floor
          New York, New York 10155
          Telecopy: 212.207.8042
          Attn: William M. Pruellage

          with a copy (which shall not constitute notice) to:

          RathGibson, Inc.
          2505 Foster Avenue
          Janesville, Wisconsin 53547
          Telecopy: 608.754.0605
          Attn: Harley Kaplan

          and

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York 10022
          Telecopy: 212.593.5955
          Attn: Robert Goldstein

          Notices to the Representative:

          CFB Venture Fund, L.P.
          Eleven South Meramec
          Suite 1430
          St. Louis, Missouri 63105
          Attention: Stephen B. Broun
          Telecopy: 314-746-8739

                                       71

          with a copy to (which shall not constitute notice):

          Husch & Eppenberger, LLC
          190 Carondelet Plaza, Suite 600
          St. Louis, Missouri 63105
          Attention: James V. Stepleton
          Telecopy: 314-480-1505

          12.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the Buyer without the prior written consent of the Representative.
Notwithstanding anything to the contrary in this Section 12.04, the Buyer may assign, without the prior written consent of any other parties hereto, (i) any of its rights, benefits or obligations hereunder to an Affiliate, and (ii) any rights under this Agreement to the Buyer's financing institutions and following
Closing subsequent purchasers of the Buyer, the Company, provided, that in each case, no such assignment shall relieve the Buyer of obligations under this
Agreement that have not been performed timely by any such Affiliate assignee.

          12.05 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision herein shall not affect the validity or enforceability of the other provisions herein. If any provision of this Agreement, or the applicable thereof to any Person in any circumstance, is held to be invalid or unenforceable by a court having proper jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in such instance in order to carry out, to the fullest extent valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

          12.06 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any
Person.

                                       72

          12.07 Amendment and Waiver. Any provision of this Agreement or the
Schedules or Exhibits hereto may be amended or waived only in writing signed by the Buyer, the Company and the Representative. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

          12.08 Complete Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          12.09 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

          12.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and except for
Section 7.02 and Article X, nothing herein expressed or implied shall give or be construed to give any Person (other than the parties hereto and such assigns)
any legal or equitable rights hereunder.

          12.11 Governing Law; Jurisdiction. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than the
State of New York. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in New York,
New York over any suit, action or proceeding brought pursuant to the terms of this Agreement.

          12.12 Waiver of Jury Trial. The parties to this Agreement each hereby waive, to the fullest extent permitted by law, any right to trial of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related

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hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agree and consents that any such claim, demand, action, cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

          12.13 Buyer Obligations. With respect to any post-Closing obligations of the Buyer, the Buyer may cause the Company to satisfy any such obligations directly or on the Buyer's behalf.

          12.14 Disclosure Schedules. A true and complete copy of each party's disclosure schedules shall be provided to the other parties hereto prior to execution of this Agreement. A matter set forth in one section of a party's disclosure schedules need not be set forth in any other section of such party's disclosure schedules so long as its relevance to the latter section of the disclosure schedule or section of this Agreement is readily apparent on the face of such information disclosed in such party's disclosure schedule. The inclusion of any information in any Schedule attached hereto shall not be deemed to be an admission or acknowledgment by the Company or the Sellers, in and of itself, that such information is material to or outside the Ordinary Course of Business.

                                    * * * * *

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    THE BUYER:

                                    RATHGIBSON, INC.

                                    /s/ Harley B. Kaplan
                                    --------------------------------------------
                                    By:  Harley B. Kaplan
                                    Its: President & CEO

                                    THE COMPANY:

                                    GREENVILLE TUBE COMPANY

                                    /s/ Charles E. Downs
                                    --------------------------------------------
                                    By:  Charles E. Downs
                                    Its: President and Chief Executive Officer

                                    THE REPRESENTATIVE:

                                    CFB VENTURE FUND, L.P. - SERIES III.
                                    By: CFB Partners, LLC - Series III, General
                                        Partner

                                    /s/ Stephen B. Broun
                                    --------------------------------------------
                                    By:  Stephen B. Broun
                                    Its: Member

                                    THE SELLERS:

                                    CFB VENTURE FUND, L.P. - SERIES III.
                                    By: CFB Partners, LLC - Series III, General
                                        Partner

                                    /s/ Stephen B. Broun
                                    --------------------------------------------
                                    By:  Stephen B. Broun
                                    Its: Member

                                       75

                                    MIDSTATES CAPITAL, L.P.
                                    By: MidStates Partners, LLC, General Partner

                                    /s/ Bart Bergman
                                    --------------------------------------------
                                    By:  Bart Bergman
                                    Its: Member

                                    DIAMOND STATE VENTURES LIMITED PARTNERSHIP
                                    By: DSV Management, LLC, General Partner

                                    /s/ Joe T. Hays
                                    --------------------------------------------
                                    By:  Joe T. Hays
                                    Its: President

                                    HICKORY VENTURE CAPITAL CORPORATION

                                    /s/ Monro B. Lanier III
                                    --------------------------------------------
                                    By:  Monro B. Lanier III
                                    Its: Vice President

                                    ALPHA CAPITAL III SBIC, L.P.
                                    By: Alpha III SBIC Partners, LLC, General
                                        Partner

                                    By: Alpha Capital III Management, Inc.,
                                        Manager

                                    /s/ Andrew H. Kalnow
                                    --------------------------------------------
                                    By:  Andrew H. Kalnow
                                    Its: President

                                    /s/ Charles E. Downs
                                    --------------------------------------------
                                    Charles E. Downs

                                    /s/ Richard L. Vareha
                                    --------------------------------------------
                                    Richard L. Vareha

                                    /s/ Harry R. Holstead
                                    --------------------------------------------
                                    Harry R. Holstead

                                       76

                                    /s/ Larry B. McCaslin
                                    --------------------------------------------
                                    Larry B. McCaslin

                                       77